Exhibit 10.1

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

SETTLEMENT, LICENSE AND DEVELOPMENT AGREEMENT

THIS SETTLEMENT, LICENSE AND DEVELOPMENT AGREEMENT (the “Agreement”), is entered into as of March 5, 2007 (the “Execution Date”) by and between Tercica, Inc., a company incorporated under the laws of Delaware with offices at 2000 Sierra Point Parkway, Suite 400, Brisbane, CA 94005, United States of America (“Tercica”), Insmed Incorporated, a company incorporated under the laws of Virginia with offices at 8720 Stony Point Parkway, Suite 200, Richmond, VA 23235, Insmed Therapeutic Proteins, Inc., a company incorporated under the laws of Colorado with offices at 2590 Central Avenue, Boulder, CO 80301, and Celtrix Pharmaceuticals, Inc., a company incorporated under the laws of Delaware with offices at 8720 Stony Point Parkway, Suite 200, Richmond, VA 23235 (collectively, “Insmed”) and Genentech, Inc., a company incorporated under the laws of Delaware with offices at 1 DNA Way, South San Francisco, California 94080 (“GNE”). Tercica, GNE and Insmed are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, Tercica and GNE have entered into that certain License and Collaboration Agreement dated April 15, 2002, as amended on July 25, 2003 and November 25, 2003 (the “GNE US License”); and Tercica and GNE have also entered into that certain International License and Collaboration Agreement dated July 25, 2003 (the “GNE Ex-US License”); whereby, inter alia, GNE has granted to Tercica a license under the GNE Patents (as defined below), including U.S. Patent No. 5,258,287; U.S. Patent No. 5,187,151; and U.S. Patent No. 6,331,414;

Whereas, certain disputes and controversies have arisen between the Parties relating to the claims, counter-claims, cross-claims, and demands set forth in the following civil action filed on December 23, 2004: Genentech Inc., et al. v. Insmed Incorporated, et al., United States District Court for the Northern District of California (the “Court”), Case No. 04-CV-05429-CW (EMC) (the “Lawsuit”). Tercica and GNE alleged that Insmed’s making, using, selling, offering to sell, importing or exporting of the product known as IPLEX™, infringed or will infringe under 35 U.S.C. § 271(a) – (c) and (g), certain asserted claims of United States Patent Nos. 5,187,151 (the “‘151 Patent”), 5,258,287 (the “‘287 Patent”) and 6,331,414 (the “‘414 Patent”) (collectively, the “Asserted Patents”);

Whereas, Insmed denied such allegations and further alleged, among other defenses, that the asserted claims of the Asserted Patents were invalid under various theories, including those arising under 35 U.S.C. § 102, 103, 112 and 135. Insmed further asserted that the ‘151 Patent was unenforceable for alleged inequitable conduct;

Whereas, the Parties had a full and fair opportunity to litigate the case fully, including asserting motions for summary judgment and jury trial;

Whereas, the Court adjudicated as a matter of law on June 30, 2006 that Insmed’s method of making the rhIGF-I component of IPLEX™ literally infringed Claims 1 and 9 of the ‘414 Patent (Docket No. 510), and Insmed subsequently stipulated that its methodology literally infringed Claims 2, 3, 4 and 10 of the ‘414 Patent;

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Whereas, a jury trial that commenced on November 6, 2006, resulted in the Verdict Form (Docket # 1006) filed December 6, 2006. The Jury further awarded damages to Tercica and GNE of $7.5 million and a royalty of 15% of IPLEX™ sales through December 6, 2006 (the “Damages”);

Whereas, legal proceedings among the Parties (and also Avecia Limited, a company incorporated under the laws of England and Wales, whose registered office is at PO Box 42, Hexagon Tower, Blackley, Manchester M9 8ZS, United Kingdom (“Avecia”)) and relating to European Patent (UK) No. 0 571 417 have been commenced in the United Kingdom in the High Court of Justice under action numbers HC 04 C 03940 and HC 05 C 00415 (the “UK Proceedings”);

Whereas, the Parties have determined that it is in their mutual interest to avoid the expense, distraction, and uncertainty of further litigation and have therefore agreed to conclude and resolve all of their disputes under the Lawsuit and UK Proceedings and settle and consent to judgment of such Lawsuit and UK Proceedings pursuant to the terms and conditions of this Agreement, the Consent Judgment and Permanent Injunction, and the UK Proceedings Settlement Agreement; and

Whereas, the Parties and Avecia have agreed, as of the date hereof, to enter into that certain Settlement Agreement (the “UK Proceedings Settlement Agreement”) which sets forth the terms and conditions by which the Parties and Avecia have agreed to settle the UK Proceedings.

Now, therefore, in consideration of the releases and mutual promises, covenants and conditions contained herein, and other good and valuable consideration, including this Agreement, the Consent Judgment and Permanent Injunction, and the UK Proceedings Settlement Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Adult Primary IGF-1 Deficiency” means abnormally low concentrations of IGF-1 in adults that are: (a) not secondary to growth hormone deficiency; and (b) not secondary to specific pathophysiological states outside the GH/IGF-1 system.

1.2 “Affiliate” means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a Party; provided that F. Hoffman-la Roche AG (including its subsidiaries) shall be considered a Third Party for purposes of this Agreement, rather than as an Affiliate of GNE. For purposes of the foregoing sentence, “control” and, with correlative meanings, the terms “controlled by” and “under common control with”, mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

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1.3 “Agreement” has the meaning assigned to it in the preamble above.

1.4 “Aggregated Named Patient and Off-Label Sales” has the meaning assigned to it in Section 7.1(a)(iv)(3).

1.5 “ALS” means Lou Gehrig’s disease.

1.6 “ALS Portion” has the meaning assigned to it in Section 7.1(a)(iii).

1.7 “ALS Royalty” has the meaning assigned to it in Section 7.1(a)(iii).

1.8 “Avecia” has the meaning assigned to it in the Recitals of this Agreement.

1.9 “Booking Party” means the Party responsible for booking sales of a Product for an Opt-In Indication after Tercica or GNE has exercised its Opt-In right.

1.10 “Claims” has the meaning assigned to it in Section 11.1.

1.11 “Commercialization Plan” means, in the event Tercica or GNE exercises its Co-Promotion Option for a particular Permitted Indication, the plan prepared by the JCC that would govern the Parties’ co-promotion and related commercialization activities for a Product with respect to such Permitted Indication in accordance with Section 5.3(c).

1.12 “Committee” means the Joint Development Committee or Joint Commercialization Committee, as applicable.

1.13 “Completion” means, with respect to a given clinical trial, the completion of all data analysis to be conducted in connection with such clinical trial.

1.14 “Confidential Information” has the meaning assigned to it in Section 9.1.

1.15 “Control” with the correlative meaning “Controlled by” means, with respect to intellectual property, possession of the right to grant a license or sublicense as provided for herein without violating (a) any law or governmental regulation applicable to such license or sublicense; or (b) the terms of any agreement or other arrangement with any Third Party that exists as of the Effective Date, or, if the applicable intellectual property is acquired or the right to such intellectual property is to be granted after the Effective Date, the date of such acquisition or proposed grant, whichever is later.

1.16 “Co-Promotion Agreement” has the meaning assigned to it in Section 5.3(b).

1.17 “Co-Promotion Option” has the meaning assigned to it in Section 5.2.

1.18 “Co-Promotion Term” has the meaning assigned to it in Section 5.3(b).

1.19 “Court” has the meaning assigned to it in the Recitals of this Agreement.

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1.20 “Damages” has the meaning assigned to it in the Recitals of this Agreement.

1.21 “Data Services” has the meaning assigned to it in Section 5.5(a)(i).

1.22 “Development Costs” has the meaning assigned to it in Exhibit A.

1.23 “Diabetes” means a progressive disease of carbohydrate metabolism involving inadequate production or utilization of insulin that is characterized by hyperglycemia and glycosuria. The term shall apply to any form of diabetes, including without limitation, Type 1 and Type 2 diabetes, as well as other hyperglycemic disorders, such as hyperinsulinemia, hyperlipidemia, insulin-resistant diabetes such as Mendenhall’s Syndrome, Werner Syndrome, leprechaunism, lipoatrophic diabetes.

1.24 “Diabetes Orphan Indication” means any Diabetes indication that is also an Orphan Indication.

1.25 “Disclosing Party” has the meaning assigned to it in Section 9.1.

1.26 “Dispute” has the meaning assigned to it in Section 13.1.

1.27 “Effective Date” has the meaning assigned to it in Section 2.1.

1.28 “EMEA” means the European Medicines Agency, a decentralized body of the European Union.

1.29 “European Union” or “EU” means all of the European Union member states as of the applicable time during the Term.

1.30 “Excluded Indications” means (a) Excluded Indications as such term is defined in Section 1.21 of the GNE US License, and (b) Excluded Indications as such term is defined in Section 1.19 of the GNE Ex-US License.

1.31 “Execution Date” has the meaning assigned to it in the preamble of this Agreement.

1.32 “Existing Insmed Indications” means myotonic muscular dystrophy, HIV related Adipose Redistribution Syndrome (HARS), retinopathy of prematurity, recovery from burns and trauma, and recovery from hip fracture.

1.33 “Existing Patient” has the meaning assigned to it in Section 3.1(a).

1.34 “FDA” means the United States Food and Drug Administration or its successor.

1.35 “Fully Burdened Manufacturing Costs” has the meaning assigned to it in Exhibit A.

1.36 “GNE Licenses” means both the GNE US License and the GNE Ex-US License, as each is defined in the Recitals of this Agreement.

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1.37 “GNE Patents” means (a) GNE Patents as such term is defined in Section 1.35 of the GNE US License, and (b) GNE Patents as such term is defined in Section 1.33 of the GNE Ex-US License.

1.38 “IGF-1” means native-sequence insulin-like growth factor-1 from any species with or without an N-terminal methionine, allelic variants thereof, and sequence variants thereof wherein substitutions and/deletions are made in the region from 1 to 5 amino acids from the N-terminus of the mature native-sequence IGF-1 of any species, including des-IGF-1 and variants wherein at least the glutamic acid residue is absent at position 3 from the N-terminus of native-sequence human IGF-1.

1.39 “IGFBP-3” means native-sequence, insulin-like growth factor binding protein-3 as described in WO 89/09268 published October 5, 1989, that binds IGF-1, including allelic variants of, and animal equivalents to, human BP3 as well as human BP3, for example, the bovine, ovine, porcine and equine species, and may be from any source, whether natural, synthetic, or recombinant, provided that it will bind to the appropriate binding domain of IGF-1.

1.40 “IND” means an investigational new drug application as defined under United States law and foreign equivalents.

1.41 “Indemnified Party” has the meaning assigned to it in Section 11.4.

1.42 “Indemnifying Party” has the meaning assigned to it in Section 11.4.

1.43 “Infringing Activity” means any manufacture, use, sale, offer for sale, or importation of a Product, either by Insmed or through an Affiliate or Sublicensee or subcontractor, that would infringe any unexpired GNE Patents in the Other Territory.

1.44 “Insmed Patents” means all patents and patent applications Controlled by Insmed as of the Effective Date (if any) or during the Term, in any country of the Territory, that claim the manufacture, use, sale, offer for sale, or importation of Product or IGF-1.

1.45 “Ipsen” means Tercica’s sublicensee of certain of the Licensed Patents, Beaufour Ipsen Pharma or its Affiliates, in the Other Territory, pursuant to that certain Increlex™ License and Collaboration Agreement between Tercica and Ipsen dated October 13, 2006.

1.46 “Joint Commercialization Committee” or “JCC” means the committee formed by the Parties as described in Section 6.3(a).

1.47 “Joint Development Committee” or “JDC” means the committee formed by the Parties as described in Section 6.2(a).

1.48 “Launch Date” has the meaning assigned to it in Section 5.3(b).

1.49 “Lawsuit” has the meaning assigned to it in the Recitals of this Agreement.

1.50 “Licensed Patents” means (a) the GNE Patents and (b) all patents and patent applications Controlled by Tercica as of the Effective Date or during the Term that claim the manufacture, use, sale or importation of Product and/or that claim the manufacture,

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use, sale, or importation of any product or process used in Insmed’s production of Product, including, but not limited to recombinant production of IGF-1 or any IGF-1 binding protein, and purification of IGF-1 or any IGF-1 binding protein.

1.51 “Marketing Authorization” means an approval necessary for the manufacture, marketing, importation and sale of a Product for one or more indications in a country or regulatory jurisdiction, which may include, without limitation, the approval of an NDA or MAA, satisfaction of all applicable regulatory and notification requirements, and Pricing Approval (if required). For purposes of this definition, “Pricing Approval” means such approval, agreement, determination or governmental decision establishing prices for a Product that can be charged to consumers and will be reimbursed by governmental authorities in countries, territories or possessions where governmental authorities or Regulatory Authorities of such country, territory or possession approve or determine pricing of pharmaceutical products for reimbursement or otherwise.

1.52 “Material Breach” has the meaning assigned to it in Section 12.2.

1.53 “Named Patient Basis” means the supply of a Product for a particular individual for the treatment of an indication for which such Product does not yet have Marketing Authorization in the country in which it is prescribed, in response to a specific request of a prescribing physician for such individual patient, where permitted by and in accordance with the laws of the EU member state(s) concerned and in accordance with Directive 2001/83/EC (and in particular Article 5 thereof), as amended by Directive 2004/27/EC, and Regulation (EC) No. 726/2004.

1.54 “Named Patient Indications” means myotonic muscular dystrophy, HIV related Adipose Redistribution Syndrome (HARS), retinopathy of prematurity, recovery from burns and trauma, and recovery from hip fracture.

1.55 “Net Sales” has the meaning assigned to it in Exhibit A.

1.56 “New Sales Tracking Data” has the meaning assigned to it in Section 5.5(a)(ii).

1.57 “Non-ALS Portion” has the meaning assigned to it in Section 7.1(a)(iv)(3)

1.58 “Non-Booking Party” means the Party that is not responsible for booking sales of a Product for an Opt-In Indication after Tercica or GNE has exercised its Opt-In right.

1.59 “Non-Orphan Indication” means any Permitted Indication which is not an Orphan Indication.

1.60 “Non-Permitted Indications” means (a) primary IGFD, (b) severe primary IGFD, (c) Noonan’s syndrome, (d) growth hormone deficiency, (e) adult growth hormone deficiency (as approved by the FDA and consisting of two subgroups: adult and child onset), (f) Adult Primary IGF-1 Deficiency, (g) idiopathic short stature, (h) any other short stature indications, (i) Laron’s Syndrome, (j) growth hormone insensitivity (GHIS), (k) any diseases or conditions which are approved for sale by Tercica or GNE, as of the Effective Date, for the treatment by growth hormone, and (l) all Excluded Indications, which, for the purpose of this Agreement and

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with respect to Insmed, includes ALS, but which inclusion for purposes of this definition of Non-Permitted Indications shall in no event be interpreted as a concession on the part of either Tercica or GNE as to whether ALS is or is not included within the Excluded Indications with respect to Tercica’s license from GNE under the GNE Licenses.

1.61 “Non-Permitted Product” means (a) any product containing IGF-1 without any other bioactive agent, in any dosage or formulation, including without limitation the product known as INCRELEX (mecasermin) that is sold by Tercica as of the Effective Date, or (b) any product containing a combination of IGF-1 and any other active ingredient(s) (excluding IGFBP-3 unless and only as permitted in Section 3.2(b) below).

1.62 “North American Territory” means the United States and Canada.

1.63 “Off-Label Sales” has the meaning assigned to it in Section 7.1(a)(iv)(2).

1.64 “Operating Profit (Loss)” has the meaning assigned to it in Exhibit A.

1.65 “Opt-In” has the meaning assigned to it in Section 4.2(a).

1.66 “Opt-In Diabetes Orphan Indication” has the meaning assigned to it in Section 4.3(d).

1.67 “Opt-In Effective Date” has the meaning assigned to it in Section 4.2(b).

1.68 “Opt-In Exercise Notice” has the meaning assigned to it in Section 4.2(b).

1.69 “Opt-In Indication” has the meaning assigned to it in Section 4.2(b).

1.70 “Opt-In Information” means any and all information that is reasonably available to Insmed and which would be reasonably material for Tercica and/or GNE to make a decision regarding the exercise of its Opt-In right at such stage of development and may include, without limitation, any of the following information to the extent generated: a copy of formulation, stability, toxicology, pharmacokinetic, preclinical and clinical development plans and data; complete analysis, results, reports, and interpretations of the foregoing; an accounting of all Development Costs; any pertinent manufacturing information; and any related FDA documentation (including the IND, clinical protocol, investigator’s brochure, FDA minutes and correspondence).

1.71 “Opt-In Party” has the meaning assigned to it in Section 4.2(b).

1.72 “Opt-In Payment” has the meaning assigned to it in Section 4.2(e).

1.73 “Opt-In Period” has the meaning assigned to it in Section 4.2(b).

1.74 “Opt-Out” has the meaning assigned to it in Section 4.4.

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1.75 “Orphan Indication” means an indication for which the FDA has granted orphan status as defined in 21 C.F.R. Pt. 316, as may be amended from time to time. As of the Execution Date, such term is defined in 21 C.F.R. Pt. 316 as a rare disease or condition within the Permitted Indications which: (a) affects less than 200,000 persons in the U.S. or (b) affects more than 200,000 persons in the U.S. but for which there is no reasonable expectation that the cost of developing and making available in the U.S. a drug for such disease or condition will be recovered from sales in the United States of such drug, as further defined in and for which Orphan Drug designation may be sought under the Orphan Drug Act of 1983.

1.76 “Other Territory” means all countries of the Territory other than the United States.

1.77 “Percentage Interest” has the meaning assigned to it in Section 4.2(a).

1.78 “Permanent Injunction” has the meaning assigned to in Section 2.1.

1.79 “Permitted Indications” means all indications except the Non-Permitted Indications. For the avoidance of doubt, Permitted Indications includes (a) the treatment by growth hormone of HIV patients with wasting or cachexia; and (b) all Existing Insmed Indications.

1.80 “Phase III Enabling Trial” means, with respect to any given Permitted Indication, a human clinical trial on a sufficient number of subjects (who are patients with the condition being addressed), with clinically meaningful, regulatorily recognized efficacy endpoints which generates statistically significant efficacy and establishes a safe and effective dose and is designed such that, if successful, Insmed would be allowed by the FDA and/or EMEA to proceed with a pivotal clinical trial that would support the filing of an application for marketing approval for such Permitted Indication. As further discussed in Section 6.2, the Joint Development Committee is responsible for determining whether a given proposed trial by Insmed meets the foregoing definition for a Phase III Enabling Trial prior to the conduct of such trial.

1.81 “Product” means any product containing IGF-1 and IGFBP-3, in any dosage, formulation or method of administration, or any co-administration of IGF-1 and IGFBP-3, including without limitation the product known as IPLEX (mecasermin rinfabate) that is sold by Insmed as of the Execution Date. Product does not include any combination product containing IGF-1 and IGFBP-3 and any other active ingredient(s). For purposes of this definition, the term “active ingredient(s)” does not include drug delivery vehicles, adjuvants, and excipients except for those that are recognized by the FDA as active ingredients.

1.82 “Product Labeling” means (a) the full prescribing information for a Product approved by the applicable Regulatory Authority, and (b) all labels and other written, printed or graphic information (including without limitation any Product trademarks) included in or placed upon any container, wrapper or package insert used with or for a Product.

1.83 “Promotional Materials” means all sales representative training materials and all written, printed, graphic, electronic, audio or video matter, including, without limitation, journal advertisements, sales visual aids, leave items, formulary binders, reprints, direct mail, direct-to-consumer advertising, internet postings, broadcast advertisements and sales reminder aides (for example, note

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pads, pens and other such items) intended for use or used by a Party or its Affiliates, sublicensees or licensees in connection with any promotion of a Product for such Permitted Indication, but excluding Product Labeling.

1.84 “Receiving Party” has the meaning assigned to it in Section 9.1.

1.85 “Regulatory Authority” means any government agency having the responsibility for granting Marketing Authorizations and any other government entities with authority over the manufacturing and the marketing of a Product.

1.86 “ROW Territory” means all countries and territories in the Territory other than the countries in the North American Territory.

1.87 “Sale Country” means a country in which a Product is used, sold, offered for sale, or imported.

1.88 “Sales Tracking Dispute” has the meaning assigned to it in Section 7.1(f).

1.89 “Sales Tracking Methodology” has the meaning assigned to it in Section 5.5(a)(i).

1.90 “Sales Tracking Panel” has the meaning assigned to it in Section 5.5(d).

1.91 “Sole Promotion Option” has the meaning assigned to it in Section 5.2.

1.92 “Sublicensee” means a Third Party to whom Insmed or its Affiliates sublicenses its rights and obligations under Section 3.1 of this Agreement. Sublicensee shall also include any Third Party who purchases its supply of Product, in finished form from Insmed, its Affiliates or Sublicensee for resale into the market, where, as a partial or full consideration for such purchase, such Third Party has a payment obligation to Insmed, its Affiliates or Sublicensee that is a percentage of its net sales, including without limitation a royalty obligation.

1.93 “Supply Agreement” has the meaning assigned to it in Section 5.4(b).

1.94 “Term” has the meaning assigned to it in Section 12.1(a).

1.95 “Territory” means all countries of the world.

1.96 “Third Party” means a person or entity other than Tercica, GNE, Insmed, or any of their Affiliates.

1.97 “Trademark” means IPLEX™ and all other trademarks used or intended for use by Insmed or its Affiliates on the Effective Date or during the Term in connection with the marketing or sale of a Product, other than the corporate names of Insmed and its Affiliates, their trade names, service marks, domain names, and associated logos and designs.

1.98 “Triggering Delivery” has the meaning assigned to it in Section 4.2(c).

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1.99 “UK Proceedings” has the meaning assigned to it in the Recitals of this Agreement.

1.100 “UK Proceedings Settlement Agreement” has the meaning assigned to it in the Recitals of this Agreement.

ARTICLE 2

CONSENT JUDGMENT AND PERMANENT INJUNCTION;

RELEASES AND WAIVER

2.1 Entry of Consent Judgment and Permanent Injunction. A Consent Judgment and Permanent Injunction in the form of Exhibit B will be executed herewith (the “Permanent Injunction”), and the Parties agree to take all steps necessary to have the Permanent Injunction executed by the Court and filed with the Court and hereby authorize and instruct their respective counsel to take those steps. This Agreement shall only become effective upon the execution of the Permanent Injunction by or on behalf of the Parties to the action and the Court, the entry and filing of the Permanent Injunction, and the execution of the UK Proceedings Settlement Agreement in the form of Exhibit C (the date by which the last of such events has occurred, the “Effective Date”).

2.2 Waiver of Damages. Tercica waives all rights to any Damages awarded in the Lawsuit upon execution and entry by the Court of the Permanent Injunction and the execution of the UK Proceedings Settlement Agreement.

2.3 Release by Tercica. Tercica, by and for itself and on behalf of its employees, agents, other representatives, sublicensees, officers, directors, stockholders, partners, members, subsidiaries, predecessors, successors, and assigns, irrevocably, perpetually and fully releases and discharges Insmed as well as Insmed’s employees, agents, fill-finishers, customers, downstream sellers and users of a Product, and Insmed’s other representatives, officers, directors, stockholders, partners, members, subsidiaries, predecessors, successors, licensees, distributors, and assigns, from any and all claims, rights, demands, liabilities, obligations, damages, actions, and causes of action, of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of any act, omission, event, transaction or occurrence on or before the Effective Date solely to the extent relating to both (a) a Product and (b) the Licensed Patents; provided that this release shall not extend to and affect the rights and obligations under the Permanent Injunction.

2.4 Release by GNE. GNE, by and for itself and on behalf of its employees, agents, other representatives, sublicensees, officers, directors, stockholders, partners, members, subsidiaries, predecessors, successors, and assigns, irrevocably, perpetually and fully releases and discharges Insmed as well as Insmed’s employees, agents, fill-finishers, customers, downstream sellers and users of a Product, and Insmed’s other representatives, officers, directors, stockholders, partners, members, subsidiaries, predecessors, successors, licensees, distributors, and assigns, from any and all claims, rights, demands, liabilities, obligations, damages, actions, and causes of action, of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of any act, omission, event, transaction or occurrence on or before the Effective Date solely to the extent relating to both (a) a Product and (b) the GNE Patents; provided that this release shall not extend to and affect the rights and obligations under the Permanent Injunction.

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2.5 Release by Insmed. Insmed, by and for itself and on behalf of its employees, agents, other representatives, sublicensees, officers, directors, stockholders, partners, members, subsidiaries, predecessors, successors, and assigns, irrevocably, perpetually and fully releases and discharges Tercica and GNE as well as each of Tercica’s and GNE’s respective employees, agents, fill-finishers, customers, downstream sellers and users of Increlex, and Tercica’s and GNE’s other representatives, officers, directors, stockholders, partners, members, subsidiaries, predecessors, successors, licensees, distributors, and assigns, from any and all claims, rights, demands, liabilities, obligations, damages, actions, and causes of action, of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of any act, omission, event, transaction or occurrence on or before the Effective Date solely to the extent relating to both (a) the Insmed Patents and (b) any Non-Permitted Products; provided that this release shall not affect the rights and obligations under the Permanent Injunction.

2.6 Waiver of Section 1542 of California Civil Code. Each of Tercica, GNE and Insmed hereby declares and acknowledges the contents of Section 1542 of the California Civil Code, and that section and the benefits thereof are hereby expressly waived. Section 1542 provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

2.7 Other Waivers and Stipulations. The Parties hereby incorporate by reference the conclusions of law, the findings of fact, waivers and stipulations set forth in the Permanent Injunction.

2.8 Discontinuance of UK Proceedings. The Parties shall promptly and permanently discontinue the claims and counterclaims in the UK Proceedings, on the basis that each Party shall be responsible for the costs incurred by it in connection with those proceedings (other than costs which have already been paid by one Party to another pursuant to an order of the United Kingdom Court made prior to the Effective Date). The Parties shall accordingly enter into and perform the UK Proceedings Settlement Agreement relating to the UK Proceedings in the form of Exhibit C forthwith following the execution of this Agreement. Insmed shall ensure that Avecia shall, and shall cause Avecia to, execute such settlement agreement and do all such acts and execute all such documents as may be necessary or desirable to give effect to the provisions of such settlement agreement, including the discontinuance of the claims brought by Avecia against Tercica and GNE in the course of the UK Proceedings. Notwithstanding anything to the contrary in this Section 2.8, as between Tercica and GNE, Tercica shall absorb and bear sole responsibility for payment of any fees, costs, and expenses incurred by GNE relating to the prosecution and/or defense of the Lawsuit and/or the UK Proceedings (with the exception of the time and expenses of any GNE employee(s) allocated or attributed to such prosecution and/or defense, which costs shall be borne by GNE).

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

2.9 Survival of this Article 2. The Parties hereby agree and acknowledge that the releases, waivers, and covenants made in this Article 2 shall survive the expiration or any termination of this Agreement, including any termination based on a claim by a Party that another Party has breached this Agreement, the Permanent Injunction or the UK Proceedings Settlement Agreement and any such breach shall not be construed as evidence of a failure of consideration for the granting of the releases, waivers and covenants set forth in this Article 2.

ARTICLE 3

LICENSE GRANTS

3.1 Licenses to Insmed.

(a) Limited License for Non-Permitted Indications in the United States. Subject to the terms and conditions of this Agreement, including without limitation Insmed’s fulfillment of its royalty obligations under Section 7.1 below and Insmed’s continued compliance with its covenants in Section 3.5 and the Permanent Injunction and the UK Proceedings Settlement Agreement, Tercica hereby grants Insmed a non-exclusive, non-sublicenseable license or sublicense, as applicable, under Tercica’s entire right, title and interest in and to the Licensed Patents to make, have made, use, sell, offer for sale, and import Product for sale in the United States for any Non-Permitted Indication solely for the continuing treatment of any Existing Patient, for a period of twelve (12) months from the Effective Date. “Existing Patient” means no more than one hundred ten (110) patients for whom a Product is prescribed for a Non-Permitted Indication as of the Effective Date. The Parties agree to send to prescribing physicians a joint letter in the form attached hereto as Exhibit D. The license granted under this Section 3.1(a) shall be royalty-free with respect to Net Sales arising from sales to the Existing Patients during the first three (3) months after the Effective Date. If any such sales to Existing Patients occur after such three (3)-month period, such sales shall be royalty-bearing pursuant to Section 7.1(a)(i), but only until the date which is twelve (12) months after the Effective Date. Any sales of a Product by Insmed to such Existing Patients after such twelve (12)-month period, or any sales of a Product by Insmed to any patient who is not an Existing Patient for the treatment of any Non-Permitted Indication at any time after the Effective Date, shall be evidence of Material Breach by Insmed of this Section 3.1(a) and/or a violation of the Permanent Injunction, and Tercica may take any action and/or seek any remedy in law or equity for such breach or violation.

(b) License for Named Patient Indications in the European Union on Named Patient Basis. Subject to the terms and conditions of this Agreement, including without limitation Insmed’s fulfillment of its royalty obligations under Section 7.1 below, and Insmed’s continued compliance with its covenants in Section 3.5 and the Permanent Injunction and UK Proceedings Settlement Agreement, Tercica hereby grants Insmed a limited, non-exclusive, non-sublicenseable, royalty-bearing license, or sublicense, as applicable, under Tercica’s entire right, title and interest in and to the Licensed Patents to make, have made, use, sell, offer for sale, and import Product for sale in any country in the European Union solely for the treatment of one or more of the Named Patient Indications, on a Named Patient Basis only; provided that Tercica and GNE each shall have the right to perform audits, either by itself or through its designee, on Insmed’s compliance with any laws, regulations and guidelines applicable to conducting such activities on a Named Patient Basis in addition to, and pursuant to the procedures described in, Section 7.8.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

(c) License for Permitted Indications in the Territory. Subject to the terms and conditions of this Agreement, including without limitation the exclusion of rights and restrictive covenants set forth in Section 3.1(e), Tercica’s and GNE’s Opt-In rights described in Section 4.2, Insmed’s royalty obligations under Section 7.1 below, and Insmed’s continued compliance with its covenants in Section 3.5 and the Permanent Injunction and UK Proceedings Settlement Agreement, Tercica hereby grants Insmed a non-exclusive, royalty-bearing license, or sublicense, as applicable, with the right to sublicense solely as permitted under this Section 3.1(c), under Tercica’s entire right, title and interest in and to the Licensed Patents to make, have made, use, sell, offer for sale, and import Product for sale in all countries in the Territory, solely for use in the treatment of any of the Permitted Indications. Subject to Tercica’s and GNE’s Opt-In rights under Section 4.2, the license granted in this Section 3.1(c) may be sublicensed by Insmed to Third Parties with the prior written consent of Tercica and GNE, such consent not to be unreasonably withheld or delayed.

(d) Limited Covenant-Not-To-Sue for ALS Indication on Named Patient Basis in Italy. Subject to the terms and conditions of this Agreement, including without limitation Insmed’s fulfillment of its royalty obligations to GNE under Section 7.1 below, and Insmed’s continued compliance with its covenants in Section 3.5 and the Permanent Injunction and UK Proceedings Settlement Agreement, each of GNE and Tercica hereby covenants that it shall not, to the extent it has the right to do so, enforce, or permit or encourage the enforcement of, against Insmed or its Affiliates any Licensed Patents in connection with the making, having made and using of a Product for the limited purpose of: (i) using, selling, offering for sale, and importing Product for sale in Italy solely for the treatment of ALS on a Named Patient Basis only; provided that each of Tercica and GNE shall have the right to perform audits, either by itself or through its designee, on Insmed’s compliance with any laws, regulations and guidelines applicable to conducting such activities on a Named Patient Basis in addition to, and pursuant to the procedures described in, Section 7.8, and (ii) conducting a single non-pivotal clinical trial (i.e., such clinical trial cannot and shall not be used to support regulatory filing or application for Marketing Authorizations anywhere in the Territory), for the ALS indication in Italy, in connection with Insmed’s treating patients in Italy for the ALS indication on a Named Patient Basis. For the avoidance of doubt, and notwithstanding the payment of royalties solely to GNE pursuant to Section 7.1(a)(iii) based upon Insmed’s sales under this Section 3.1(d) and Tercica’s audit rights set forth in this Section 7.1(d), each of Tercica and GNE reserves the right to its respective interpretation of the GNE Licenses as to whether the scope of the GNE Licenses includes a grant of rights to the ALS indication by GNE to Tercica.

(e) Diabetes Restriction in the Other Territory. Insmed hereby covenants that, notwithstanding the license grant in Section 3.1(c), it will not market, sell, offer for sale or have sold a Product for Diabetes in the Other Territory to the extent the manufacture, use or sale of such Product would infringe, in the Other Territory and if not for the licenses granted under this Agreement, the patent rights licensed to Tercica and sublicensed to Insmed under the GNE Licenses.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

(f) Included Subsidiary Rights. For avoidance of doubt, the above licenses and limited covenant-not-to-sue granted in Sections 3.1(a) through (d) relating to a Product include the right to make (and have made) IGF-1 and IGFBP-3, solely for use in the manufacture of Product, but such licenses do not include the right to use, sell, offer for sale or import either IGF-1 or IGFBP-3 separately.

3.2 Rights Granted to Tercica and GNE.

(a) Covenant not to Sue. Insmed hereby covenants that it shall not enforce, or permit or encourage the enforcement of, against Tercica, GNE or Ipsen, or any of their respective Affiliates, sublicensees, successors or assigns any Insmed Patents in connection with the development or commercialization of any Non-Permitted Product in the Territory, and in the event Insmed transfers any right under such Insmed Patents to a Third Party, Insmed shall ensure that such covenant not to sue is binding upon such Third Party in writing.

(b) License in the Event of an Opt-In. In the event Tercica and/or GNE exercises its Opt-In right with respect to a given Permitted Indication pursuant to Section 4.2 below, Insmed hereby grants such Opt-In Party a non-exclusive, worldwide license, with the right to grant sublicenses as provided in this Section 3.2(b), under the Insmed Patents to make, have made, use, sell, offer for sale and import Product for the Opt-In Indication as and to the extent permitted under this Agreement. Any sublicense by Tercica or GNE (or their assignees as permitted under Section 4.2(a)) under the rights granted in this Section 3.2(b) to a sublicensee other than a distributor, subcontractor or consultant in the normal course of business shall be made by Tercica or GNE only with the consent of Insmed, such consent not to be unreasonably withheld, provided however that sublicenses to Ipsen shall not require the consent of Insmed. In addition, Insmed agrees to execute all documents as may be reasonably required by Tercica or GNE or Ipsen or their authorized sublicensees for the purpose of recording any such sublicense(s) with any relevant regulatory or administrative authorities and in the event Insmed transfers any right in the affected Insmed Patents to a Third Party, Insmed shall ensure that such Third Party is bound, in writing, by the obligation set forth in this sentence.

3.3 GNE Licenses. The Parties acknowledge that the license granted to Insmed under Section 3.1 above constitutes a sublicense with respect to the GNE Patents under the licenses granted to Tercica by GNE under the GNE Licenses. As a result, the licenses granted under Section 3.1 above, and the terms and conditions of this Agreement, shall be subject to the terms and conditions of the GNE Licenses. GNE hereby agrees to the granting of such sublicense to Insmed by Tercica as set forth in Section 3.1. Nothing in this Agreement shall be construed as: (a) the expansion or reduction of the scope of licenses Tercica received from GNE under the GNE Licenses; or (b) implying whether or not the license granted to Tercica under the GNE Agreements includes the ALS indication.

3.4 No Implied Licenses. Except as explicitly set forth in this Agreement, no Party grants any license, express or implied, under its intellectual property rights to any other Party. Each Party covenants that it will not use or practice any other Party’s intellectual property rights licensed to it under this Agreement except for the purposes expressly permitted in the applicable license grant.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

3.5 Insmed Covenants. In light of the Lawsuit and the Damages awarded therein, and in consideration of the licenses granted by Tercica and GNE to Insmed in Section 3.1, Insmed hereby covenants the following (which covenants shall be in addition to those set forth in the Permanent Injunction):

(a) Insmed shall not, and shall cause its Affiliates and Sublicensees to not, directly or indirectly: (i) conduct clinical trials for or otherwise seek any Marketing Authorization for, promote, market, or knowingly sell or offer for sale a Product for the treatment of any Non-Permitted Indication in any country in the Other Territory except as expressly permitted under Section 3.1(b) above with respect to the Named Patient Indications on a Named Patient Basis and Section 3.1(d) above with respect to the ALS indication on a Named Patient Basis, for so long as (A) any such clinical trial or Marketing Authorization uses or depends on the supply of such Product manufactured in a country in which such manufacture is covered by any unexpired Licensed Patents in such country, (B) any such promotion, marketing, sale or offer for sale of such Product depends on the supply of such Product manufactured in a country in which such manufacture is covered by any unexpired Licensed Patents in such country, or (C) any such promotion, marketing, sale or offer for sale of such Product arises from or depends on the use, sale, offer for sale, or importation of such Product in a country in which such use, sale, offer for sale, or importation is covered by any unexpired Licensed Patents in such country. For purposes of determining the duration of such covenant in countries in the Other Territory where a Product is sold which is manufactured in the United States, the last to expire Licensed Patents with respect to such countries shall include U.S. Patent No. 6,331,414 to the extent such patent covers the manufacture of the Product sold (or any components thereof).

(b) Within fifteen (15) business days after the Effective Date, Insmed shall withdraw, or cause to be withdrawn, all currently pending applications for Marketing Authorization in the Other Territory, including specifically its currently pending application for Marketing Authorization with the EMEA for a Product for the treatment of primary IGF-1 deficiency and patients with growth hormone gene deletion.

(c) Insmed shall not apply for or submit an application with the EMEA or any other governmental authority within the European Union or anywhere else in the Other Territory for Marketing Authorization of a Product for any of the Non-Permitted Indications; provided, however, that for any such Marketing Authorization the foregoing covenant shall terminate upon the expiration of the last to expire Licensed Patents (i) that exists in a country in the European Union or the Other Territory and that covers the manufacture, use, sale, offer for sale, or importation of such Product to be performed under the license of the Marketing Authorization, or (ii) that exists in a country in the Territory and that covers the process by which such Product is manufactured in such country for subsequent use, sale, offer for sale, or importation in the European Union or other country in the Other Territory under the license of the Marketing Authorization.

(d) If Insmed or its Affiliates or Sublicensees challenge(s) the validity or enforceability of the Licensed Patents anywhere in the Territory, then either Tercica or GNE shall have the right to terminate the licenses granted to Insmed under Section 3.1 of this Agreement pursuant to Section 12.3(a)(i) below.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

3.6 Non-Disparagement. Insmed, Tercica and GNE each shall not defame, libel, slander or otherwise disparage in any manner, or tortiously interfere with the business, contracts, relationships or prospective economic advantage appurtenant to: (a) the market opportunity for any product (e.g., the size of the market for severe Primary IGFD); or (b) any product of the other Parties.

ARTICLE 4

DEVELOPMENT AND OPT-IN RIGHTS

4.1 Development of Product Prior to Opt-In. Unless and until Tercica or GNE exercises its Opt-In right under Section 4.2 below, Insmed shall have the sole responsibility for the development of a Product for use in a given Permitted Indication. As between the Parties to this Agreement, Insmed shall bear all Development Costs incurred with respect to a Product for all Permitted Indications prior to the Opt-in Effective Date, subject to the Opt-In Party’s reimbursement of a portion of such Development Costs pursuant to Section 4.2(e) below.

4.2 GNE and Tercica’s Opt-In Right for Permitted Indications.

(a) General. Tercica and GNE shall each have the option to co-develop a Product for any particular Permitted Indication at any time during the period when such Product is being developed clinically for such Permitted Indication, until the end of the Opt-In Period for such Permitted Indication. Such co-development right, once exercised, allows Tercica or GNE as the Opt-In Party to fund 50% (such percentage, the “Percentage Interest”) of the Development Costs for a Product for such Permitted Indication and participate in a corresponding 50% portion of the Operating Profit (Loss) resulting from the commercialization of such Product for such Permitted Indication, participate in development decision-making, and participate in commercialization, all as and to the extent set forth below and in Article 5 (the “Opt-In”). It is understood and agreed that Insmed shall not enter into any agreement with a Third Party to develop or commercialize a Product for any Permitted Indication prior to the expiration of the Opt-In Period for such Permitted Indication. It is further understood and agreed that Tercica shall have the right to assign to Ipsen its Opt-In rights and obligations with respect to the ROW Territory or certain country(ies) within such ROW Territory, as well as its Co-Promotion Option and Sole Promotion Option, on a Permitted Indication-by-Permitted Indication basis, in which case reference to “Tercica” as used in this Section 4.2 and in Sections 4.3 and 4.4, and in Article 5, shall also include Ipsen. It is also further understood and agreed that GNE shall have the right to assign to a Third Party designee its Opt-In rights and obligations with respect to the ROW Territory or certain country(ies) within such ROW Territory, as well as its Co-Promotion Option and Sole Promotion Option, on a Permitted Indication-by-Permitted Indication basis, subject to Insmed’s consent, not to be unreasonably withheld, in which case reference to “GNE” as used in this Section 4.2 and in Sections 4.3 and 4.4, and in Article 5, shall also include such Third Party designee.

(b) Opt-In Period; Effectiveness. Tercica’s and GNE’s Opt-In rights shall commence, on a Permitted Indication by Permitted Indication basis, at the commencement of the first human clinical trials of a Product for such Permitted Indication, and shall terminate on the earlier of: (i) exercise by Tercica or GNE of such Opt-In, or (ii) 91 days after the Triggering Delivery for such

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

Permitted Indication without exercise by either GNE or Tercica of its Opt-In rights (the “Opt-In Period” for such Permitted Indication), as described in more detail in this Section 4.2. For the avoidance of doubt, Tercica and GNE may exercise their respective Opt-In rights at any time during the Opt-In Period in accordance with this Section 4.2 by providing written notice to Insmed of the same (such notice, the “Opt-In Exercise Notice”). Insmed shall promptly submit a written confirmation to the Party whose Opt-In Exercise Notice has been received (unless otherwise properly rejected as not being properly submitted by the potential Opt-In Party pursuant to this Section 4.2), along with an invoice detailing the amount of the Opt-In Payment due Insmed. Such Opt-In shall become effective upon receipt by Insmed of such Opt-In Payment (the “Opt-In Effective Date”). At the Opt-In Effective Date, the Party having submitted such Opt-In Exercise Notice shall thereupon become an “Opt-In Party” and such Permitted Indication shall become an “Opt-In Indication.”

(c) Opt-In Information; Triggering Delivery. On a regular basis but no less frequently than once per calendar quarter, Insmed shall provide to Tercica and GNE a written progress report setting forth, for each Permitted Indication then undergoing development and as to which the Opt-In rights have not been exercised or lapsed: (i) a summary of all clinical trials planned and actually conducted, as well as all results thereof, for a Product for treatment of each such Permitted Indication; (ii) all Opt-In Information that has not been previously disclosed to either Tercica or GNE as of such time; and (iii) a summary of all Development Costs incurred as of such time with respect to such Permitted Indication. In particular, and notwithstanding such quarterly reporting obligation, Insmed shall, within sixty (60) days after the Completion of the first Phase III Enabling Trial for a Product for such Permitted Indication, deliver to Tercica and GNE all Opt-In Information relating to such trial and any other Opt-In Information that has not been previously disclosed to either Tercica or GNE, as well as a summary of all Development Costs incurred as of such time with respect to such Permitted Indication (this delivery of such Opt-in Information and Development Cost information is the “Triggering Delivery”). Tercica and GNE shall use the Opt-In Information solely for the purpose of evaluating the Opt-In opportunity and such Opt-In Information and shall not disclose any non-public portion of such Opt-In Information to any Third Party without the prior written consent of Insmed. Following delivery of any such Opt-in Information and Development Cost information, Insmed shall promptly supply any additional information or respond to any questions as requested by GNE or Tercica based upon its review of such information. Upon the expiration of the Opt-In Period, each of GNE and Tercica shall return such Opt-In Information to Insmed if such Party has not exercised its Opt-In right under this Section 4.2.

(d) Opt-In Rights and Procedures.

(i) During the Opt-In Period, Tercica shall have the first right to exercise the Opt-In right throughout the Territory with respect to any Orphan Indication that is not a Diabetes Orphan Indication. In the event Tercica does not so exercise such right within sixty (60) days of the Triggering Delivery, it shall notify Insmed and GNE in writing. Upon receipt of such written notice, GNE shall have an additional period of thirty (30) days following the date of such notice by Tercica to elect to exercise the Opt-In right with respect to such Orphan Indication. For avoidance of doubt, this Opt-In right shall expire upon the first to occur of the exercise of the Opt-In Right, or ninety one (91) days after the Triggering Delivery.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

(ii) During the Opt-In Period, GNE shall have the first right to exercise the Opt-In right with respect to (1) any Non-Orphan Indications throughout the Territory and (2) any Diabetes Orphan Indication in the United States. In the event GNE does not so exercise such right within sixty (60) days of the Triggering Delivery, it shall notify Insmed and Tercica in writing. Whereupon Tercica shall have an additional period of thirty (30) days following the date of such notice by GNE to elect to exercise the Opt-In right with respect to such Non-Orphan Indication or such Diabetes Orphan Indication. For avoidance of doubt, this Opt-In right shall expire upon the first to occur of the exercise of the Opt-In Right, or ninety one (91) days after the Triggering Delivery.

(iii) If either Tercica or GNE provides Insmed with the Opt-In Exercise Notice within the Opt-In Period, then Insmed shall enter into a co-development and, where such Opt-in Party so elects under Section 5.2, co-commercialization relationship with the Party providing Insmed with such notice, on the terms set forth in this Article 4 and in Article 5.

(e) Opt-In Payment; Accounting of Development Costs. The “Opt-In Payment” for a Product for a particular Permitted Indication shall be an amount equal to fifty percent (50%) of the total Development Costs allocable to the development of such Product for such Permitted Indication, and incurred as of the date of receipt of the Opt-In Exercise Notice for such Permitted Indication. Such Opt-In Payment shall be paid to Insmed in accordance with Section 4.2(b). All Development Costs incurred and allocable to any Permitted Indication as of the Effective Date will be provided, in writing, on a Permitted Indication-by-Permitted Indication basis, by Insmed to Tercica and GNE within thirty (30) days following the Effective Date. During the Term and prior to the expiration of the Opt-In Period, Insmed shall be responsible for maintaining a detailed account of all Development Costs expended for each Permitted Indication.

4.3 Consequences of Tercica or GNE’s Exercise of Opt-In. If Tercica or GNE exercises the Opt-In in accordance with Section 4.2, the following shall apply:

(a) Collaborative Development. Insmed and the Opt-In Party shall discuss, via the JDC, what if any operational matters in the development of a Product for such Opt-In Indication shall be the responsibility of the Opt-In Party.

(b) Ongoing Co-Funding of Development Costs. The Opt-In Party shall bear fifty percent (50%) of the total Development Costs incurred from the day after the date of receipt of the Opt-In Exercise Notice for such Permitted Indication and allocable to the development of a Product for such Opt-In Indication. The process for reconciling payment of such Development Costs in order to give effect to each Opt-In Party’s Percentage Interest shall be in accordance with Article 7 and Exhibit A.

(c) Decision-Making Control. The Opt-In Party may have the deciding vote with respect to decisions in the JDC regarding such Opt-In Indication, as provided in Section 6.2(d)(ii).

(d) Right for GNE to Develop and Commercialize Diabetes. In the event that GNE is the Opt-In Party and the Opt-In Indication is a Diabetes Orphan Indication (an “Opt-In Diabetes Orphan Indication”), at such time, if any, as GNE and Insmed using their respective scientific and business judgment disagree over whether the continued development of a Product for the Opt-In

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

Diabetes Orphan Indication is desirable (such that Insmed does not wish to continue development of such Product for the Opt-In Diabetes Orphan Indication), GNE may elect to take over the development of such Product for the Opt-In Diabetes Orphan Indication at the sole expense of GNE and, upon notice to Insmed of such election, the Permitted Indications shall be amended to exclude such Opt-In Diabetes Orphan Indication solely for the purposes of the rights granted to Insmed under Section 3.1(c), provided that:

(i) for all other purposes of this Agreement, including without limitation the licenses granted by Insmed to GNE as the Opt-In Party under Section 3.2(b), the Permitted Indications shall be deemed to include such Opt-In Diabetes Orphan Indication;

(ii) GNE shall become, if not already, the Booking Party for such Opt-In Diabetes Orphan Indication and shall have final decision making authority in the commercialization of such Product for such Opt-In Diabetes Orphan Indication in the United States; and

(iii) the profit-sharing arrangement applicable to such Opt-In Diabetes Orphan Indication shall continue only until the payments so received by Insmed from GNE equals the Development Costs incurred by Insmed for such Product for such Opt-In Diabetes Orphan Indication, and thereafter the profit share arrangement for such Opt-In Diabetes Orphan Indication shall terminate and GNE shall pay to Insmed royalties on the Net Sales for such Opt-In Diabetes Orphan Indication in the United States at a rate of [***]; provided that, such royalty payment obligation shall apply only in the event that the use, sale, offer for sale, or importation of such Product for use in the Opt-In Diabetes Orphan Indication would infringe the Insmed Patents, and such royalty payment obligation shall thereafter expire upon the later of (y) the expiration of the last to expire Insmed Patents existing in the United States that would be infringed by the use, sale, offer for sale, or importation of such Product for use in such Opt-In Diabetes Orphan Indication in the United States but for the license grant in Section 3.2(b), and (z) the expiration of the last to expire Insmed Patents existing in a country and that covers the actual method of manufacture or use of such Product (or component thereof) as practiced by Insmed in the manufacture of such Product in such country that is subsequently sold for use in such Opt-In Diabetes Orphan Indication in the United States.

(e) Ongoing Sharing of Profits and Losses. As further described in Section 7.2, Insmed and the Opt-In Party shall share Operating Profit (Loss) with respect to a given Opt-In Indication, based on the applicable Percentage Interest for such Opt-In Indication.

(f) Opt-In Party’s Product Commercialization Rights for Opt-In Indication. If either Tercica or GNE exercises the Opt-In right under this Section 4.2, such Party shall have the right, at its discretion, to exercise the Sole Promotion Option or the Co-Promotion Option for the respective Opt-In Indication pursuant to Section 5.2. In addition, following such exercise of the Opt-In right, Insmed shall have no right to seek, negotiate or enter into an agreement with, a Third Party partner for the co-development and/or co-commercialization of a Product.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

4.4 Opt-Out Rights. An Opt-In Party for a particular Opt-In Indication shall have the right to discontinue its ongoing funding obligations for such Opt-In Indication either in total or on a region-by-region or country-by-country basis in the Territory (the term “region” means and includes each of the following: the North American Territory, the EU, and Japan) for such Opt-In Indication, for any or no reason, for a period of ten (10) business days after the completion of an ongoing clinical trial and the reporting of results from such clinical trial for a Product for the treatment of such Opt-In Indication (the “Opt-Out”). An Opt-In Party may exercise such Opt-Out right by providing written notice to Insmed stating the same. Effective thirty (30) days following notice of such Opt-Out: (a) such Party shall cease to be an Opt-In Party and the license granted under Section 3.2(b) for such Permitted Indication shall terminate, (b) such Party shall have no further obligation to co-fund the ongoing Development Costs of such Product for such Permitted Indication other than for non-cancelable out-of-pocket costs incurred or committed to as of the effective date of the Opt-Out for activities previously approved in accordance herewith, (c) such Party shall have no right to share in a portion of the Operating Profits (Loss) for such Product for such Permitted Indication, (d) such Permitted Indication shall cease to be an Opt-In Indication, (e) such Party shall no longer have the Sole Promotion Option or Co-Promotion Option with respect to such Permitted Indication, and (f) such Party shall nor longer have any decision making control or input with respect to the development or commercialization of such Product for such Permitted Indication. If Insmed continues the development and/or commercialization of such Product for such Permitted Indication thereafter, then such Opt-In Party, after exercising its Opt-Out right, shall receive a royalty on the Net Sales of a Product for treatment of such Permitted Indication as further described in Section 7.1(a)(ii). For clarity, if an Opt-In Party exercises the Opt-Out right, it shall not have any right to a refund or reimbursement of any payments it had made to co-fund the Development Costs for a Product for such Permitted Indication.

ARTICLE 5

COMMERCIALIZATION

5.1 Commercialization by Insmed. Insmed shall have the primary right and responsibility for commercializing a Product for a given Permitted Indication; provided, however, that if the Opt-In Party for a particular Opt-In Indication elects to exercise its Co-Promotion Option or Sole Promotion Option for such Opt-In Indication, then the Parties shall proceed as set forth in this Article 5 and the terms of the Co-Promotion Agreement (as defined in Section 5.3) or the terms of the Supply Agreement (as defined in Section 5.4) shall apply to the commercialization of such Product for the treatment of such Opt-In Indication.

5.2 Commercialization by an Opt-In Party. Subject to the proper exercise of the Opt-In right described in Section 4.2, Insmed hereby grants the Opt-In Party, for the corresponding Opt-In Indication: (a) an option to co-promote, worldwide, a Product with Insmed for the treatment of such Opt-In Indication (the “Co-Promotion Option”); and (b) an option to assume sole responsibility for the commercialization of a Product for the treatment of such Opt-In Indication (the “Sole Promotion Option”). It is further understood and agreed that Tercica shall have the right to assign to Ipsen such Co-Promotion Option or Sole Promotion Option with respect to the ROW Territory or certain country(ies) within such ROW Territory, in which case the “Opt-In Party” as used in this Article 5 shall also include Ipsen. It is also further understood and agreed that GNE shall have the right to assign to a Third Party

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designee such Co-Promotion Option or Sole Promotion Option with respect to the ROW Territory or certain country(ies) within such ROW Territory, in which case the “Opt-In Party” as used in this Article 5 shall also include such Third Party designee.

5.3 Opt-In Party’s Co-Promotion Option for Product for an Opt-In Indication.

(a) Exercise of Co-Promotion Option. The Opt-In Party may exercise the Co-Promotion Option as to an Opt-In Indication by providing written notice to Insmed within sixty (60) days following the JDC’s decision (as set forth in approved minutes of the JDC) to file the first application for Marketing Authorization for a Product for such Opt-In Indication in a given country. It is understood that such Co-Promotion Option shall be triggered with respect to the North American Territory and the ROW Territory independently, such that if, by way of example, the Opt-In Party does not exercise its Co-Promotion Option for the North American Territory (or part thereof), it may nonetheless exercise its Co-Promotion Option for the ROW Territory (or part thereof), provided such Opt-In Party has not exercised its right to Opt-Out of co-development for any such North American Territory or ROW Territory. If the Opt-In Party exercises the Co-Promotion Option, the Opt-In Party shall co-promote such Product for the treatment of such Opt-In Indication with Insmed, during the Co-Promotion Term pursuant to the terms of a Co-Promotion Agreement, as further described in Section 5.3(b) below. Co-promotion of Product for the treatment of such Opt-In Indication shall be overseen and coordinated by the JCC.

(b) Co-Promotion Agreement. Promptly following the Opt-In Party’s exercise of the Co-Promotion Option with respect to a particular Opt-In Indication in a region or country, the Opt-In Party and Insmed shall engage in good faith negotiations to prepare and execute a definitive co-promotion agreement describing the co-promotion activities of the Parties for promoting a Product for the treatment of such Opt-In Indication in such region or country (the “Co-Promotion Agreement”). The Co-Promotion Agreement will have the terms and conditions set forth in this Article 5 and in the term sheet attached to this Agreement as Exhibit E, as well as such other terms as the Opt-In Party and Insmed may agree. The Opt-In Party and Insmed will use reasonably diligent efforts to execute the Co-Promotion Agreement at least twelve (12) months prior to the anticipated receipt of Marketing Authorization for such Product for such Opt-In Indication as determined by the JCC (such date, the “Launch Date”) for the treatment of such Permitted Indication in the relevant jurisdiction. The “Co-Promotion Term” will commence upon execution of the Co-Promotion Agreement and will extend for so long as Insmed is selling a Product or the termination of this Agreement, whichever occurs first.

(c) Commercialization Plan. If the Opt-In Party exercises its Co-Promotion Option with respect to a particular Opt-In Indication, the strategy and tactics for the commercial launch of a Product for the Opt-In Indication shall be described in a comprehensive plan that describes the launch and subsequent co-promotion and related commercialization activities for such Product by the Opt-In Party and Insmed (including advertising, education, planning, marketing, sales force training and detail allocation) (the “Commercialization Plan”). The JCC shall prepare an initial draft of the Commercialization Plan within one (1) month after the filing of the first application for Marketing Authorization and shall approve a final Commercialization Plan at least six (6) months prior to the anticipated Launch Date for such Product for the treatment of such Opt-In Indication. The JCC shall update such Commercialization Plan as needed thereafter, but in any event annually.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

5.4 The Opt-In Party’s Sole Promotion Option for Product for an Opt-In Indication.

(a) Exercise of Sole Promotion Option. The Opt-In Party may exercise the Sole Promotion Option for each of its Opt-In Indications by providing written notice to Insmed within sixty (60) days following the JDC’s decision (as set forth in approved minutes of the JDC) to file an application for Marketing Authorization for a Product for such Opt-In Indication in a given country. It is understood that such Sole Promotion Option shall be triggered with respect to the North American Territory and the ROW Territory independently, such that if, by way of example, the Opt-In Party does not exercise its Sole Promotion Option for the North American Territory (or part thereof), it may nonetheless exercise its Sole Promotion Option for the ROW Territory (or part thereof), provided such Opt-In Party has not exercised its right to Opt-Out of co-development for any such North American Territory or ROW Territory or part thereof. If the Opt-In Party exercises the Sole Promotion Option, the Opt-In Party shall thereafter have the sole right to market, promote, sell, and offer for sale such Product for the treatment of such Opt-In Indication, in the region or country(ies) as to which such option is exercised, including without limitation, the sole right to book all sales of such Product for such Opt-In Indication.

(b) Supply of Product by Insmed. Promptly following the Opt-In Party’s exercise of the Sole Promotion Option, the Opt-In Party and Insmed shall engage in good faith negotiations to prepare and execute a definitive supply agreement describing terms and conditions by which Insmed shall supply or cause to be supplied (by manufacturing itself or by procuring from a Third Party) commercial quantities of finished, filled, and packaged Product to the Opt-In Party for such Opt-In Indication, at a price equal to Insmed’s Fully Burdened Manufacturing Cost not to exceed $2,500/gram (such agreement, the “Supply Agreement”). The Supply Agreement will set forth the terms and conditions as the Opt-In Party and Insmed may agree and as are customary in an agreement of that type, including without limitation, any supply capacity constraints for a Product, forecasting and ordering, inspection and rejection provisions, and remedies in the event of supply default, including the ability of the Opt-In Party to make or have made a Product itself in such event. The Opt-In Party and Insmed will negotiate and execute the Supply Agreement at least twelve (12) months prior to the anticipated Launch Date of a Product for the treatment of such Opt-In Indication

(c) Trademark License. In the event Tercica and/or GNE exercises its Sole Promotion Option with respect to a given Opt-In Indication, Insmed hereby grants such Opt-In Party a non-exclusive, worldwide license, with the right to grant sublicenses as provided in this Section 5.4(c), to use the Trademark in connection with the marketing, promotion and sale of a Product for use in the Opt-In Indication. Any sublicense by Tercica or GNE under the rights granted in this Section 5.4(c) to a sublicensee other than Ipsen, or other than a distributor, subcontractor or consultant in the normal course of business, shall be made by Tercica or GNE only with the consent of Insmed, such consent not to be unreasonably withheld. It is expressly understood that the Opt-In Party exercising such Sole Promotion Option shall not be required to use the Trademark in connection with the marketing or sale of a Product for such Opt-In Indication, but shall have the right to re-brand such Product for such Opt-In Indication under a new trademark, in which event the Opt-In Party shall own all rights in and to such new trademark and all associated goodwill.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

5.5 Sales Tracking. The Parties recognize that, subject to the licenses granted in Section 3.1, and in light of the Parties’ Opt-In rights with respect to given Permitted Indications, and Sole Promotion Option, a Product may be sold by Insmed for use in the treatment of one or more Permitted Indications as to which the Opt-In Party has exercised its rights, as well as Permitted Indications as to which no Opt-In rights have been exercised, as well as to patients on a Named Patient Basis as provided in Section 3.1(b), and to Existing Patients under Section 3.1(a), and may also be sold by either GNE or Tercica in the event of exercise of its Sole Promotion Option, for a given Opt-In Indication. In addition, Products marketed by Insmed (or its Sublicensee) or by GNE or Tercica (or their designee) in the future for an approved Permitted Indication may nonetheless be prescribed for use in the treatment of one or more indications which are other than such approved Permitted Indication (i.e., “Off Label Sales”). Given that different financial consideration is due and owing depending upon which of the foregoing situations is applicable (i.e., royalties vs. profit sharing), and in order to detect and account for such sales of Product in a manner most reflective of the Parties’ intent, the Parties agree as follows:

(a) Sales Tracking Methodology.

(i) Initial Methodology. Within one hundred eighty (180) days after the Effective Date, Tercica and Insmed shall meet and agree upon a method of tracking sales of Product for use in the treatment of each indication, in the country sold (a “Sales Tracking Methodology”) including (1) the use of data from Statements of Medical Necessity, or the acquisition of one or more forms of prescription data (including by way of example, IMS Xponent, NDCHealth Information Network, or Drug Distribution Data) or other relevant pharmaceutical sales tracking research services (including by way of example, audits of the corresponding statements of medical necessity, use of random sampling, use of data regarding distribution channels as a proxy for indication-specific sales or development of mathematical models for approximating indication-specific sales) generally recognized in the pharmaceutical industry as having a reasonable degree of accuracy and reliability in the tracking of sales of pharmaceutical products that have a similar nature as, and are prescribed by similar physicians as, a Product for the Named Patient Indications and Permitted Indications (the “Data Services”), and (2) the methodology for applying any such resulting data and information provided by such Data Services to determine the extent of sales in each country which are attributable to each such indication. It is expressly understood that sales of a Product for any Non-Permitted Indications are not anticipated except to the Existing Patients, and only for a period not to exceed twelve (12) months from the Effective Date, and any sales that are knowingly made to patients for use within a Non-Permitted Indication by Insmed or its Affiliates or Sublicensees and that are tracked to any Non-Permitted Indications after such twelve (12) month period (or to any patients who are other than Existing Patients within such twelve (12) month period) will be evidence of Insmed’s breach of its covenant in Section 3.5 and its license under Section 3.1(a).

(ii) Modifications to Methodology. The JCC may elect at any point to adopt a different or modified Sales Tracking Methodology, upon request of either Party. If the JCC fails to agree on a different Sales Tracking Methodology proposed by either Tercica or Insmed, the Sales Tracking Methodology then in effect shall continue to be used. Notwithstanding the foregoing, it is

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understood and agreed by Tercica and Insmed that each shall have the right, at its own expense, to undertake such market research and analysis, including “probes” or sampling of patient data, physician prescribing habits and the like (the “New Sales Tracking Data”) or otherwise propose modifications to the Sales Tracking Methodology at any time during the Term, and to present such data or otherwise propose modifications to the Sales Tracking Methodology to the JCC to enhance the validity or reliability of the Sales Tracking Methodology. It shall be the JCC’s continuing obligation to review any such New Sales Tracking Data in good faith, with the overriding obligation to ensure fair and accurate compensation to the Parties (as applicable) under this Agreement by tracking as accurately as reasonably possible, purchases of a Product for use in specific indications. In the event that the JCC adopts a new Sales Tracking Methodology that incorporates New Sales Tracking Data proposed by a Party, the costs of such new Sales Tracking Methodology shall be allocated between Tercica and Insmed as provided in Section 5.5(c).

(b) Implementation by Insmed. Promptly following the selection and adoption by the JCC of the Sales Tracking Methodology (and any new Sales Tracking Methodology as applicable), Insmed hereby agrees to implement such Sales Tracking Methodology with respect to Insmed’s annual worldwide sales of Product.

(c) Costs. Insmed and Tercica shall share equally all costs incurred in implementing the Sales Tracking Methodology until such time as GNE exercises its first Opt-In right, in which event all such costs shall be shared equally between Insmed, Tercica and GNE.

(d) Dispute Resolution with Respect to Sales Tracking. Notwithstanding the dispute resolution mechanism set forth in Article 13 below, the Parties agree that all disputes relating to matters pertaining to sales tracking, including without limitation the methodology(ies) to be used or implementation thereof, shall be resolved as soon as practicable as follows: Any Party shall bring such dispute to the attention of the other Parties by providing the other Parties with a written notice stating such dispute, and the Parties shall use good faith efforts to resolve such dispute through the JCC within thirty (30) days after the receipt of such notice. If the JCC cannot reach resolution on such matter during such thirty (30)-day period, then the matter shall be referred to the Chief Commercial Officer or equivalent (or his/her designee who has decision-making authority) of the Parties for resolution. If such executives cannot reach resolution on such matter within ten (10) business days, then the Parties shall refer the matter to the Sales Tracking Panel (as defined below) for resolution, and the Sales Tracking Panel’s decision (which shall require the consent and agreement of 2 of the 3 panelists) on such matter shall be final and binding upon all Parties. Notwithstanding the foregoing, GNE may, at its option, recuse itself from such disputes with respect to sales tracking at any time by providing the other Parties with written notice stating such election. “Sales Tracking Panel” shall mean a panel of three experts, each of whom have experience in market research and intelligence gathering with respect to pharmaceutical products (e.g., former employees of IMS), and at least one of whom has experience in market research and drug distribution and prescribing information collection involving specialty pharmaceuticals. The Parties shall appoint such experts serving on the Sales Tracking Panel within thirty (30) days after the Effective Date through mutual agreement, and shall maintain the number of experts on such Sales Tracking Panel during the Term.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

ARTICLE 6

GOVERNANCE

6.1 Overview. The Parties desire to establish certain committees to facilitate the sharing of information between the Parties and to coordinate the development and commercialization of a Product for the treatment of Permitted Indications (as applicable) and the implementation of the Sales Tracking Methodology. It is understood and acknowledged by each Party that, subject to Tercica’s and GNE’s opt-in rights in Section 4.2, Insmed will be primarily responsible for the development and commercialization of a Product strictly in accordance with the licenses granted by Tercica under Section 3.1.

6.2 Joint Development Committee.

(a) Formation; Composition. Within thirty (30) days after the Effective Date, the Parties shall establish a committee to oversee development of a Product and to serve as a forum for sharing information regarding such development between the Parties (the “JDC”). Tercica and Insmed each shall initially appoint three (3) representatives to the JDC, and GNE may initially appoint up to three (3) representatives to the JDC. Following any exercise of its Opt-In rights, GNE shall appoint or retain at least one (1) representative, but no more than three (3) representatives, to the JDC. The JDC may change its size from time to time by mutual consent of its members, provided that the JDC shall include at all times an equal number of representatives of each of Tercica, Insmed, and where GNE so elects, of GNE. Each Party may replace its JDC representatives at any time upon written notice to the other Party(ies). The JDC may invite non-members to participate in the discussions and meetings of the JDC, provided that such participants shall have no voting authority at the JDC. The JDC will be chaired by Insmed. The chairperson shall be responsible for administering JDC meetings, but shall have no additional powers or rights beyond those held by the other representatives of the JDC.

(b) Specific Responsibilities of the JDC. In addition to its general responsibilities, the JDC shall in particular:

(i) prior to an Opt-In Party’s exercise of the Opt-In in accordance with Section 4.2 and throughout the Opt-In Period, facilitate the flow of information from Insmed to Tercica and GNE with respect to the development of, and obtaining Marketing Authorization for, a Product for the treatment of any Permitted Indications;

(ii) prior to an Opt-In Party’s exercise of the Opt-In in accordance with Section 4.2 and throughout the Opt-In Period, determine, prior to the conduct of such trial, whether a proposed clinical trial for a Product satisfies the criteria of a Phase III Enabling Trial for the applicable Opt-In Indication; and

(iii) following an Opt-In Party’s exercise of the Opt-In in accordance with Section 4.2 for a particular Permitted Indication, coordinate and oversee the Parties’ development of a Product for the treatment of the applicable Opt-In Indication.

(c) Meetings. The JDC shall meet at least once per calendar quarter after the Effective Date unless the Parties mutually agree in writing to a different frequency. The JDC may meet in person, by videoconference, or by teleconference. The location of

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

in-person JDC meetings will be held at locations alternately selected by Tercica, Insmed, and GNE. Each Party shall report to the JDC on all material issues relating to the development of a Product promptly after such issues arise. Each Party will bear the expense of its respective JDC members’ participation in JDC meetings. Meetings of the JDC shall be effective only if at least one representative of each Party having incumbent member(s) of the JDC is present or participating in such meeting. The chairperson of the JDC shall be responsible for keeping reasonably detailed written minutes of all JDC meetings that reflect, without limitation, material decisions made at such meetings. Meeting minutes will be sent to each member of the JDC for review and approval within ten (10) business days after a meeting.

(d) Decision-Making. The JDC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JDC cannot reach consensus on any issue that comes before the JDC, then:

(i) prior to Tercica’s or GNE’s exercise of the Opt-In in accordance with Section 4.2, Insmed shall have the deciding vote for all issues to be determined by the JDC; and

(ii) following the date when an Opt-In Party exercises its Opt-In rights, such Opt-In Party would have the deciding vote on all matters related to the Opt-In Indication before the JDC.

It is expressly understood and agreed that the control of decision-making authority by a Party so as to resolve a disagreement or deadlock at the JDC for any matter will not relieve such Party from any of its representations, warranties, or covenants in this Agreement, nor will it enable such Party to unilaterally modify or amend the terms of this Agreement.

6.3 Joint Commercialization Committee.

(a) Formation; Composition. Promptly following the Effective Date but in no event later than thirty (30) days after the Effective Date, the Parties shall form a committee to, in the first instance agree upon and approve the Sales Tracking Methodology, and, following exercise by an Opt-In Party of its Co-Promotion Option or Sole Promotion Option, coordinate and oversee the Parties’ respective commercialization activities with respect to a Product for the treatment of any Permitted Indications (the “JCC”). Tercica and Insmed each shall initially appoint two (2) representatives to the JCC, and GNE may initially appoint up to two (2) representatives to the JCC. Following any exercise of its Opt-In rights, GNE shall appoint at least one (1), but no more than two (2), representatives to JCC. The JCC may change its size from time to time by mutual consent of its members, provided that the JCC shall include at all times of an equal number of representatives of each of Tercica, Insmed, and where GNE so elects, of GNE. Each Party may replace its JCC representatives at any time upon written notice to the other Party(ies). The JCC may invite non-members to participate in the discussions and meetings of the JCC, provided that such participants shall have no voting authority at the JCC. The JCC will be chaired initially by Insmed. The chairperson shall be responsible for administering JCC meetings, but shall have no additional powers or rights beyond those held by the other representatives on the JCC.

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(b) Meetings. The JCC shall meet at least twice per year after its formation pursuant to Section 6.3(a) unless the Parties mutually agree in writing to a different frequency. The JCC may meet in person, by videoconference, or by teleconference. The location of in-person JCC meetings will be held at locations alternately selected by Tercica, Insmed and GNE. Meetings of the JCC shall be effective only if at least one representative of each Party is present or participating in such meeting. Each Party shall report to the JCC on all material issues relating to the commercialization of Products promptly after such issues arise. Each Party will bear the expense of its respective JCC members’ participation in JCC meetings. The chairperson will be responsible for preparing reasonably detailed written minutes of JCC meetings that reflect, without limitation, material decisions made at such meetings. Such meeting minutes will be sent to each member of the JCC for review and approval within ten (10) business days after a meeting.

(c) Decision-Making. The JCC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JCC cannot reach consensus on any issue that comes before the JCC, then:

(i) prior to the date when, and if, an Opt-In Party exercises its Sole Promotion Rights with respect to a particular Opt-In Indication pursuant to Section 5.4, and other than with respect to Sales Tracking Methodology matters, Insmed shall have the deciding vote for all issues to be determined by the JCC; and

(ii) following the date when an Opt-In Party exercises its Sole Promotion Rights with respect to a particular Opt-In Indication pursuant to Section 5.4, such Opt-In Party shall have the deciding vote for all issues to be determined by the JCC with respect to the commercialization of a Product for such Opt-In Indication.

It is expressly understood and agreed that the control of decision-making authority by a Party so as to resolve a disagreement or deadlock at the JCC for any matter will not relieve such Party from any of its representations, warranties, or covenants in this Agreement, nor will it enable such Party to unilaterally modify or amend the terms of this Agreement.

6.4 General Committee Authority. Each Committee shall have solely the powers assigned to it in this Article 6 and elsewhere in this Agreement. No Committee shall have any power to amend, modify, or waive compliance with this Agreement.

6.5 Discontinuation of Participation on a Committee. Each Committee shall continue to exist until the first to occur of (a) the Parties mutually agreeing to disband the Committee, or (b) Tercica providing to Insmed written notice of its intention to disband and no longer participate in such Committee. In any event, at any time Tercica and/or GNE may terminate its participation on any Committee, on thirty (30) days’ written notice. Unless the Parties agree otherwise in writing at the time, upon dissolution of a Committee, such Committee’s powers and duties shall automatically be assumed by Insmed; provided, however, the Opt-In Party’s approval shall be required for any decisions made by Insmed after the dissolution of a Committee, such approval not to be unreasonably withheld or delayed.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

ARTICLE 7

FINANCIALS

7.1 Royalty Payments for Non-Profit Share Indications.

(a) Insmed’s Royalty Obligations to Tercica and GNE.

(i) Royalties for Insmed’s Sales to Existing Patients Under Section 3.1(a). Insmed shall pay to Tercica a royalty equal to [***] of its Net Sales made pursuant to its license under Section 3.1(a) to Existing Patients and which are booked after the end of the three (3) month period after the Effective Date, as set forth in Section 3.1(a).

(ii) Royalties for Insmed’s Sales Pursuant to its License under Section 3.1(c). Insmed shall pay to Tercica a royalty equal to [***] of its Net Sales arising from use of a Product for all Permitted Indications for which (A) neither GNE nor Tercica has exercised its Opt-In right pursuant to Section 4.2 above; or (B) subsequent to Tercica’s or GNE’s exercise of its Opt-In right, such Party exercised its Opt-Out right with respect to such Permitted Indication (but where such Opt-Out was exercised only as to a specific region or country, only Net Sales from such region or country shall be subject to such royalty).

(iii) Royalties for ALS Named Patient Sales in Italy. Insmed shall pay directly to GNE a royalty on all sales made on a Named Patient Basis for the treatment of ALS in accordance with Section 3.1(d) as follows (such Net Sales referred to herein as the “ALS Portion,” and such royalty paid thereon referred to as the “ALS Royalty”):

ALS Portion	Royalty Rates Applicable to ALS Portion
[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

(iv) Royalties for Other Named Patient Sales Pursuant to Section 3.1(b) and All Off-Label Sales.

(1) For Named Patient Indications. Insmed shall pay to Tercica a royalty on all sales made on a Named Patient Basis for the treatment of indications other than ALS in accordance with Section 3.1(b) pursuant to subsection (3) below.

(2) For All Off Label Sales. Insmed shall pay to Tercica a royalty on its Net Sales attributable to use of a Product in the treatment of one or more Permitted Indications, which, at the time of such sale: (A) Insmed does not have Marketing Authorization for such Product for such Permitted Indication in the country of sale, and (B) either (i) Insmed has not yet commenced any development of such Product for such Permitted Indication so that there was not an opportunity for Tercica or GNE to exercise

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the Opt-In right pursuant to Section 4.2, or (ii) Insmed has commenced such development of such Product but the Opt-In right described in Section 4.2 has not yet been exercised (“Off-Label Sales”). In such event, the royalty owed to Tercica on such Off-Label Sales will be paid pursuant to subsection (3) below. If, following commencement of payment of royalties for such Permitted Indication to Tercica pursuant to subsection (3) below, neither Tercica nor GNE exercises the Opt-In right described in Section 4.2 for such Permitted Indication, then upon grant of Marketing Authorization for such Product in the treatment of such Permitted Indication in a given country, the royalty for sales of Product for such Permitted Indication in such country shall be [***].

(3) Calculation of Royalties Due under Subsections (1) and (2) Above. For the purpose of this subsection (3), “Aggregated Named Patient and Off-Label Sales” shall mean collectively, (A) the ALS Portion; (B) the annual Net Sales of all Products aggregated across all countries which result from Named Patient Basis sales other than ALS pursuant to Section 3.1(b); and (C) the annual Net Sales of all Products aggregated across all countries which are Off-Label Sales. The Aggregated Named Patient and Off-Label Sales described in (B) and (C) shall be referred to as the “Non-ALS Portion”. In calculating royalties due under this subsection (3), the following rules shall apply:

(a) Determining Royalties Due for the Non-ALS Portion: The royalties due for the Non-ALS Portion shall equal the “Aggregated Royalty Amount” less the “ALS Credit”.

(i) The Parties shall determine the Aggregated Royalty Amount by applying the applicable royalty rates set forth in Table A below to the Annual Aggregated Named Patient and Off-Label Sales;

Table A for Calculating Aggregated Royalty Amount:

Annual Aggregated Named Patient and Off-Label Sales	Royalty Rates Applicable to Annual Aggregated Named Patient and Off-Label Sales
[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

(ii) The Parties shall then determine the ALS Credit by applying the applicable royalty rates set forth in Table B below to the ALS Portion:

Table B for Calculating the ALS Credit:

ALS Portion	Royalty Rates Applicable to ALS Portion
[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

(b) Example. By way of illustration, if, for a given year, the ALS Portion is [***], the Non-ALS Portion is [***], then the Aggregated Named Patient and Off-Label Sales shall be [***]. The royalties payable shall be calculated as follows:

(i) For the ALS Portion: As set forth in Section 7.1(a)(iii), the first [***] of the ALS Portion shall bear royalties at a rate of [***], resulting in a royalty obligation of [***]; and the next [***] of the ALS Portion shall bear royalties at a rate of [***], resulting in a royalty obligation of [***]. The total royalty obligation for the ALS Portion shall be [***] and shall be paid directly to GNE

(ii) For the Non-ALS Portion: As set forth in Section 7.1(a)(iv), such royalty is equal to the Aggregated Royalty Amount minus the ALS Credit, calculated as follows:

Aggregated Royalty Amount:

Aggregated Named Patient and Off-Label Sales ([***])	Royalties Per Table A
[***]

[***]

[***]

[***]

[***]

[***]
Aggregated Royalty Amount	[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

ALS Credit:

ALS Portion ([***])	Royalties Per Table B
[***]
[***]

ALS Credit	[***]

Royalties Due for Non-ALS Portion: The royalty payments for Non-ALS Portion shall be: [***] and shall be paid directly to Tercica.

(b) Royalty Obligations to GNE with Respect to Tercica’s Opt-In Indication(s). In the event GNE does not elect to exercise its Opt-In rights for a given Permitted Indication, but Tercica does so exercise its Opt-In rights for such Permitted Indication, for so long as Tercica has not exercised its Opt-Out right, Insmed or Tercica, as the case may be and whichever is the Booking Party, shall pay to GNE the incremental rates set forth below, on annual Net Sales of all Products used in the treatment of such Permitted Indication, aggregated across all such Permitted Indications as to which this Section 7.1(b) applies:

Aggregate Annual Net Sales for all Products for all such Indications	Royalty Rate Applicable
[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Such royalties owed GNE shall be deducted from Actual Sales in calculating Operating Profit (Loss).

(c) Royalties for Mass Sales. Notwithstanding any other provision in this Section 7.1, Insmed shall pay to Tercica a royalty at the rate equal to [***] of its Net Sales of any mass sales of a Product to a buyer who is governmental agency, quasi governmental agency, institution, foundation or other organization or entity and pursuant to a bulk sales contract or other arrangement, but excluding any sales of a Product pursuant to contract or purchase order to distributors in the normal course of business for any intended use.

(d) Royalty Report and Payment. All royalty amounts payable to Tercica (or GNE as applicable) pursuant to this Section 7.1 shall be paid in Dollars within thirty (30) days after the end of each calendar quarter with respect to Net Sales in such

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

calendar quarter. Each payment of royalties due to Tercica (or GNE as applicable) shall be accompanied by a statement, on a country-by-country basis, of the amount of gross sales of Product for the applicable indication during the applicable calendar quarter, an itemized calculation of Net Sales in the Territory showing deductions provided for in the definition of Net Sales during such calendar quarter, and a calculation of the amount of royalty payment due on such sales for such calendar quarter in accordance with Sections 7.1(a)(i), 7.1(a)(ii), 7.1(a)(iii), 7.1(a)(iv) and 7.1(b).

(e) Royalty Payment Term. All royalty obligations that apply to sales of Product for use in an indication in a Sale Country pursuant to this Section 7.1 shall extend, on a Product-by-Product, Permitted Indication-by-Permitted Indication, and Sale Country-by-Sale Country basis, until the later of (a) the expiration of the last to expire Licensed Patents existing in such Sale Country that would, but for the license grant in Section 3.1, be infringed by the use, sale, offer for sale, or importation of such Product for use in such Permitted Indication in such Sale Country and (b) the expiration of the last to expire Licensed Patents existing in such Sale Country or other country, that would, but for the license grant in Section 3.1, be infringed by the actual method of manufacture or use of such Product (or a component thereof) as practiced by Insmed in the manufacture of such Product in such Sale Country or such other country that is subsequently sold for use in such Permitted Indication in such Sale Country.

(f) Minimum Royalty. The Parties acknowledge that there may be dispute between the Parties with respect to which Net Sales are attributable to which Permitted Indication, or the calculation of any royalties due thereunder, which may be ongoing as of the end of a given calendar quarter (the “Sales Tracking Dispute”). The Parties agree that Insmed’s royalty payment obligations under Section 7.1(a)(i) for sales of a Product to Existing Patients and under Section 7.1(c) for mass sales shall not be affected by any Sales Tracking Dispute, and shall be due and owing at the end of the relevant quarter in accordance with Section 7.1(d) above regardless of any then existing Sales Tracking Dispute. With respect to Insmed’s royalty payment obligations under Sections 7.1(a)(ii) through 7.1(a)(iv), or 7.1(b) or the payment of Operating Profit (Loss), any such Sales Tracking Dispute shall only affect the payment of the portion of the royalties in dispute, and the remainder of the royalties (which shall at all times be at least [***] of all Net Sales for each Permitted Indication) shall nevertheless be due and owing at the end of the relevant quarter in accordance with Section 7.1(d) above.

7.2 Sharing of Operating Profit of Product for an Opt-In Indication.

(a) Profit Share. The Parties shall share the Operating Profit (Loss) for each Opt-In Indication based on the applicable Percentage Interest for such Opt-In Indication.

(b) Quarterly Calculations. Each Party’s share of Operating Profit (Loss) will be determined on a calendar quarterly basis, using a weighted average based on forecasted Actual Sales (as defined in Exhibit A) for a Product for the Opt-In Indication for the then current calendar year and actual Operating Profit (Loss) for the completed calendar quarter.

(c) Quarterly Reconciliation. On a calendar quarterly basis after the end of each calendar quarter, each Party’s actual share of Operating Profit (Loss) will be calculated and reconciled as follows: the forecasted Actual Sales for a Product for such Opt-In Indication for the then current calendar year will be adjusted based on the actual sales booked for the recently-completed calendar

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

quarter and the forecasted Actual Sales for all remaining calendar quarters. Then, each Party’s share of cumulative Operating Profit (Loss) for all of the completed calendar quarter(s) for such calendar year will be determined using a weighted average based on such newly-calculated Actual Sales and the actual Operating Profit (Loss) for all such completed calendar quarter(s) for such calendar year. The payment to be made by one Party to the other Party for such recently-completed calendar quarter shall reflect such reconciliation, so that each Party will receive its share of then-current cumulative Operating Profit (Loss).

(d) Reconciliation Payments. If the Opt-In Party does not exercise its Sole Promotion Option, then, as between the Parties, Insmed shall be the Booking Party for such Product for the Opt-In Indication. If the Opt-In Party exercises its Sole Promotion Option, then such Opt-In Party shall be the Booking Party for such Product for the Opt-In Indication. In accordance with the timeline set forth in Exhibit A, for as long as any Product is being commercialized for an Opt-In Indication, the Non-Booking Party shall submit to the Booking Party a statement setting forth any expenditures incurred in any of the elements of calculation of the Operating Profit (Loss) by such Non-Booking Party for the sale of Product for the Opt-In Indication during such calendar quarter, together with the information detailing the basis for the calculation of such expenditures, in detail and by category of expenditure. The Booking Party shall consolidate any such Operating Profit (Loss) expenditures reported by such Non-Booking Party with those obtained directly by the Booking Party. The Booking Party shall, in accordance with the time periods set forth in Exhibit A, notify such Non-Booking Party whether a reconciliation payment is due from one Party to the other based on its calculation pursuant to Section 7.2(c) above, and if so, the amount of such reconciliation payment, so that the Parties will share the Operating Profit (Loss) for such calendar quarter in the ratio set forth in Section 7.2(a). The Party required to pay such reconciliation payment shall submit such payment to the other Party within the time period set forth in Exhibit A.

7.3 GNE License Fee. Upon receipt of invoice from Tercica, Insmed shall reimburse Tercica for license payments made to GNE pursuant to Section G.1(a)(x) of Exhibit G to the GNE US License. For clarity, Insmed shall have no further obligation under this Section 7.3 upon Insmed’s reimbursement of Tercica for the final license payment made by Tercica to GNE pursuant to Section G.1(a)(x) of Exhibit G to the GNE US License, which final license payment is the last payment made to GNE by Tercica under such section of the GNE US License before the expiration of the last to expire patent in the BP3 Patents (as that term is defined in Section 1.7 of the GNE US License) existing in the United States. For additional clarity, nothing in this Section 7.3 shall be construed to limit or amend Tercica’s obligation to pay GNE any license payments due pursuant to Section G.1(a)(x) of Exhibit G to the GNE US License.

7.4 Taxes. A Party receiving a payment pursuant to this Article 7 shall pay any and all taxes levied on such payment. If applicable law requires that taxes be deducted and withheld from a payment made pursuant to this Article 7, the remitting Party shall (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; and (iii) send evidence of the obligation together with proof of payment to the other Party within sixty (60) days following that payment.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

7.5 Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, royalties accrued in that country shall be paid to the other Party in the country in local currency by deposit to a local bank designated by such Party, unless the Parties otherwise agree.

7.6 Foreign Exchange. The rate of exchange to be used in computing the amount of currency equivalent in Dollars owed to a Party under this Agreement shall be made at the period-end rate of exchange quoted on the last business day of the applicable calendar quarter by Citibank in New York City.

7.7 Late Payments. If a Party does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to such Party until the date of payment at the per annum rate of two percent (2%) over the then-current prime rate quoted by Citibank in New York City or the maximum rate allowable by applicable law, whichever is greater. All payments made hereunder shall be made net of any withholding taxes.

7.8 Financial Records; Audits. Each Party will maintain complete and accurate records in sufficient detail to permit the other Parties to confirm the accuracy of the Development Costs incurred by such Party and the calculation of royalty payments, Operating Profit (Loss), and other compensation payable under this Agreement. In addition, Insmed will maintain complete and accurate records of its Named Patient Basis sales under Sections 3.1(b) and (d) in sufficient detail to permit GNE or Tercica to confirm the accuracy of such sales. Upon reasonable prior notice, such records shall be open during regular business hours for a period of three (3) years from the creation of individual records for examination at the auditing Party’s expense, and not more often than once each calendar year, by an independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited Party for the sole purpose of verifying for the auditing Party the accuracy of the financial reports furnished by the audited Party pursuant to this Agreement or of any payments made by the audited Party to the non-audited Party pursuant to this Agreement. Any such auditor shall not disclose the audited Party’s Confidential Information to the auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the audited Party or the amount of payments due by the audited Party under this Agreement. Any amounts shown to be owed but unpaid shall be paid within thirty (30) days from the accountant’s report, plus interest (as set forth in Section 7.6) from the original due date. The auditing Party shall bear the full cost of such audit unless such audit discloses an underpayment of the amount actually owed during the applicable calendar year of more than five percent (5%), in which case the audited Party shall bear the full cost of such audit.

ARTICLE 8

INTELLECTUAL PROPERTY

8.1 Prosecution of Patents.

(a) Licensed Patents. Tercica or GNE (as such rights and obligations are allocated between Tercica and GNE under the GNE Licenses) shall have the sole right and authority to prepare, file, prosecute (including any interferences, reissue proceedings and

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reexaminations) and maintain the Licensed Patents on a worldwide basis. Tercica or GNE (as such rights and obligations are allocated between Tercica and GNE under the GNE Licenses) shall be responsible for all costs and expenses related to such preparation, filing, prosecution and maintenance of such Licensed Patents.

(b) Insmed Patents. Except as otherwise provided in this Section 8.1(b), Insmed shall have the sole right and authority to prepare, file, prosecute (including any interferences, reissue proceedings and reexaminations) and maintain the patents within the Insmed Patents on a worldwide basis. Except as set forth in this Section 8.1(b), Insmed shall be responsible for all costs and expenses related to such preparation, filing, prosecution and maintenance of such patents within the Insmed Patents. In the event that Tercica or GNE is the Opt-In Party for any Product for an Opt-In Indication, after the proper exercise of the Opt-In, and unless and until such Party exercises the Opt-Out with respect to such Permitted Indication: (i) Insmed shall provide such Opt-In Party reasonable opportunity to review and comment on such prosecution efforts regarding such patents relating to a Product for the Opt-In Indication within the Insmed Patents, (ii) Insmed shall provide such Opt-In Party with a copy of material communications from any patent authority in the Territory regarding such patents within the Insmed Patents, and shall provide drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses, and (iii) if Insmed determines in its sole discretion to abandon or not maintain any patent within such patents within the Insmed Patents anywhere in the Territory, then Insmed shall provide such Opt-In Party with thirty (30) days prior written notice of such determination (or such other period of time reasonably necessary to allow such Opt-In Party to assume such responsibilities) and shall provide such Opt-In Party with the opportunity to prepare, file, prosecute and maintain such patent in the Territory on behalf of Insmed at such Opt-In Party’s sole expense.

(c) Cooperation in Prosecution. Each Party shall provide the other Parties all reasonable assistance and cooperation in the patent prosecution efforts to the extent necessary or useful for the exercise of the other Parties’ right to control patents as provided above in this Section 8.1, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

8.2 Infringement of Patents by Third Parties.

(a) Notification. Each Party shall promptly notify the other Parties in writing of any existing or threatened infringement of the Licensed Patents or any patents within the Insmed Patents of which it becomes aware, and shall provide evidence in such Party’s possession demonstrating such infringement.

(b) Infringement of Licensed Patents. Tercica or GNE (as such rights and obligations are allocated between Tercica and GNE under the GNE Licenses) shall have the exclusive right, but not the obligation, to bring, at Tercica’s or GNE’s (as applicable) expense and in its sole control, an appropriate suit or other action against any person or entity engaged in such infringement of a Licensed Patent.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

(c) Infringement of Insmed Patents. Insmed shall have the exclusive right, but not the obligation, to bring, at Insmed’s expense and in its sole control, an appropriate suit or other action against any person or entity engaged in such infringement of a patent within the Insmed Patents.

8.3 Infringement of Third Party Rights.

(a) Notice. If any Product manufactured, used or sold by either Party, its Affiliates, licensees or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a patent granted by a jurisdiction within the Territory relating to the manufacture, use, sale, offer for sale or importation of a Product, and if Tercica or GNE is the Opt-In Party for a Product for any Opt-In Indication implicated in such claim or assertion, then: (i) if the Opt-In Party first has notice of the claim or assertion, it shall promptly notify Insmed; and (ii) if Insmed first has notice of the claim or assertion, it shall promptly notify such Opt-In Party. The Parties shall then promptly meet to consider the claim or assertion and the appropriate course of action.

(b) Defense. Insmed shall have the first right, but not the obligation, to defend any such claim, the costs to conduct such defense being at Insmed’s sole expense. If Insmed does not commence actions to defend such claim within five (5) business days after it had notice thereof, then such Opt-In Party shall have the right, but not the obligation, to control the defense of such claim by counsel of its choice, at such Opt-In Party’s sole expense. Each of Insmed and the Opt-In Party shall reasonably cooperate with the other Party and shall give reasonable consideration to the other Party’s input, including if required to conduct such defense, furnishing a power of attorney.

(c) Settlement. Neither Party shall enter into any settlement of any claim described in this Section 8.3 that affects the other Parties’ rights or interests without such other Parties’ written consent, which consent shall not be unreasonably withheld or delayed.

ARTICLE 9

CONFIDENTIALITY

9.1 Confidential Information. All information, whether in oral, written, graphic or electronic form, disclosed by either Party (“Disclosing Party”) to the other and/or any of its subsidiaries, subdivisions, parent companies, affiliates agents or consultants (“Receiving Party”), and all notes, documents and materials prepared by or for either Party which reflect, interpret, evaluate, include or are derived therefrom, shall be deemed to be “Confidential Information.” In particular, Confidential Information shall include, without limitation, any trade secret, proprietary information, invention, research and development work, work-in-process, technology, technique, know-how, design, specification, program, unpublished data, procedure (including operating procedures), computer software, data base or programming, idea, sample, strategy, budget, projection, development, process, formulation, method, guideline, policy, proposal, contract, test data or data file, or any engineering, manufacturing, marketing, servicing, financing, pricing, cost, profit, personnel or salary structure/compensation information relating to the past, present or future operations, products, services, technology, sales, suppliers, clients, customers, employees, investigators, investors or business of Disclosing Party. In addition,

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

“Confidential Information” includes any trade secrets, data (technical or non-technical) or confidential information relating to the past, present or future operations, organization, business, projects or finances of any Third Party to which Disclosing Party owes a duty of confidentiality including, without limitation, the mere fact that Disclosing Party is or may be working with or for any client.

9.2 Non-use; Nondisclosure of Confidential Information. Receiving Party shall not use or disclose such Confidential Information to others (except its employees, Affiliates and sublicensees who reasonably require same for the purposes hereof and who are bound to it by a like obligation as to confidentiality except as required by law) without the express written permission of Disclosing Party, except for Confidential Information that (a) can be demonstrated by written records to be known to Receiving Party from a source other than Disclosing Party at the time of receipt; or (b) was subsequently otherwise legally acquired by Receiving Party from a Third Party having an independent right to disclose the information; or (c) is now or later becomes publicly known without breach of this Agreement by Receiving Party or any Party that received such Confidential Information from Receiving Party.

9.3 Permitted Disclosure of Confidential Information. Any Party may disclose the other Party’s Confidential Information to the extent such disclosure is required by law, regulations (including without limitation the rules and regulations promulgated by the United States Securities Exchange Commission) and valid court order, provided that such Party gives the other Party reasonable notice of such disclosure and uses reasonable efforts to obtain confidential treatment or a protective order for such information. Tercica shall have the right to disclose Insmed’s Confidential Information to the extent such disclosure is required to satisfy its obligations under the GNE Licenses or any agreements with Ipsen, provided that such persons undertake to keep confidential such Confidential Information.

9.4 Other Permitted Disclosure. Except as otherwise expressly provided herein or as otherwise set forth in Section 9.3, to the extent reasonably necessary to carry on the activities contemplated in this Agreement, a Party shall be permitted to (a) disclose or grant use of Confidential Information received under this Agreement to any of its permitted sublicensees, agents, consultants, clinical investigators, collaborators or contractors, under confidentiality and non-use obligations at least as stringent as those set forth in this Article 9; (b) disclose Confidential Information received under this Agreement to actual or potential professional investors, acquirers, merger or other business partners or retained professional advisors (e.g. attorneys, accountants and investment bankers), under confidentiality and non-use obligations at least as stringent as those set forth in this Article 9; and (c) to a Regulatory Authority to the extent necessary for obtaining Marketing Authorization for a Product.

9.5 Press Release. The Parties agree that the material terms of this Agreement are included within the Confidential Information of all Parties, subject to the special authorized disclosure set forth in this Section 9.5. Tercica and Insmed have agreed to make a joint public announcement of the execution of this Agreement substantially in the form of the press release attached as Exhibit F on or after the Effective Date.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

9.6 Publication.

(a) If Opt-In Rights Have Not Been Exercised. In the event that (i) neither Tercica nor GNE has exercised its Opt-In rights under Section 4.2 when they became due, or (ii) the Opt-In Party has subsequently exercised its Opt-Out right under Section 4.4, then Insmed shall have the right to publish or orally deliver a scientific article or speech relating to the development of Product for the Permitted Indication subject to the confidentiality restrictions described in Sections 9.1 through 9.4.

(b) If Opt-In Rights Have Been Exercised. In the event that either Tercica or GNE has exercised its Opt-In rights under Section 4.2, or during such time period as such rights are ongoing, and provided such Opt-In Party has not yet exercised its Opt-Out right under Section 4.4, then if Insmed or the Opt-In Party (or potential Opt-In Party) wishes to publish or orally deliver a scientific article or speech relating to the development of Product for the Opt-In Indication, then the following shall apply: The Party wishing to make such proposed oral disclosure or written publication shall submit to the other Party a draft of each such proposed oral disclosure or written publication at least thirty (30) days prior to the anticipated oral disclosure or the submission of the written publication. As soon as reasonably possible, but in no event more than thirty (30) days after receipt of an advance copy of a publishing Party’s proposed oral disclosure or written publication, the reviewing Party shall inform the publishing Party if the proposed oral disclosure or written publication contains any of the reviewing Party’s Confidential Information or could be expected to have a material adverse effect on any patent rights of the reviewing Party. If so requested by the reviewing Party, the publishing Party shall amend any proposed oral disclosure or written publication to the extent necessary to protect the Confidential Information of the reviewing Party of which the publishing Party is made aware by the reviewing Party and, if so requested by the reviewing Party, shall delay such proposed oral disclosure or written publication for a reasonable period of time to permit the timely preparation of a patent application by the reviewing Party.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties of Tercica. Tercica makes the following covenants, representations and warranties to each of the other Parties, as of the Effective Date, and does so in full understanding and acknowledgement that each of the other Parties is relying on the said representations and warranties in entering into the present Agreement:

(a) Status. Tercica is a corporation organized and existing under the laws of the State of Delaware. No action has been taken by the directors, officers or shareholders of Tercica to dissolve Tercica. Tercica has the corporate power and authority to enter into the present Agreement and to perform all its obligations hereunder.

(b) All Necessary Proceedings. Tercica has taken all necessary corporate actions and proceedings to enable it to enter into the present Agreement.

(c) No Violation. The execution, delivery and performance of this Agreement by it (i) does not and will not violate or conflict with any provision of law or any provision of its articles of incorporation or by-laws; and (ii) does not and will not, with or

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without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of its property or assets pursuant to any material instrument or agreement to which it is a party or by which it or its properties may be bound or affected.

(d) GNE Licenses. As of the Effective Date, (i) the GNE Licenses are in full force and in effect in accordance with their terms, (ii) Tercica is not in default or breach in any material respect of the GNE Licenses, (iii) to Tercica’s knowledge, there is no cause for early termination of the GNE Licenses, (iv) Tercica has provided to Insmed a copy of the GNE Licenses; and (v) the terms under this Agreement are not in conflict with the terms in the GNE Licenses. Tercica shall (A) comply with and observe in all material respects its obligations under the GNE Licenses and (B) not terminate or otherwise modify any terms or conditions of the GNE Licenses in any manner that would materially adversely affect Insmed’s rights under this Agreement without the prior written consent of Insmed.

10.2 Representations and Warranties of Insmed. Insmed makes the following covenants, representations and warranties to each of the other Parties, as of the Effective Date, and does so in full understanding and acknowledgement that each of the other Parties is relying on the said representations and warranties in entering into the present Agreement:

(a) Status. Insmed is a corporation organized and existing under the laws of Virginia. No action has been taken by the directors, officers or shareholders of Insmed to dissolve Insmed. Insmed has the corporate power and authority to enter into the present Agreement and to perform all its obligations hereunder.

(b) All Necessary Proceedings. Insmed has taken all necessary corporate actions and proceedings to enable it to enter into the present Agreement.

(c) No Violation. The execution, delivery and performance of this Agreement by it (i) does not and will not violate or conflict with any provision of law or any provision of its articles of incorporation or by-laws; and (ii) does not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of its property or assets pursuant to any material instrument or agreement to which it is a party or by which it or its properties may be bound or affected.

(d) Existing Patients. Insmed has provided to Tercica and GNE the accurate maximum number of all Existing Patients as of the Execution Date as such number is set forth in Section 3.1(a) above.

(e) No Other Agreements. As of the Effective Date, Insmed has neither entered into nor is a party to any agreement with either Tercica or GNE that relates to the subject matter of the Lawsuit, with the sole exception of this Agreement, the UK Proceedings Settlement Agreement, and the Permanent Injunction.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

10.3 Representations and Warranties of GNE. GNE makes the following covenants, representations and warranties to each of the other Parties, as of the Effective Date, and does so in full understanding and acknowledgement that each of the other Parties is relying on the said representations and warranties in entering into the present Agreement:

(a) Status. GNE is a corporation organized and existing under the laws of the State of Delaware. No action has been taken by the directors, officers or shareholders of GNE to dissolve GNE. GNE has the corporate power and authority to enter into the present Agreement and to perform all its obligations hereunder.

(b) All Necessary Proceedings. GNE has taken all necessary corporate actions and proceedings to enable it to enter into the present Agreement.

(c) No Violation. The execution, delivery and performance of this Agreement by it (i) does not and will not violate or conflict with any provision of law or any provision of its articles of incorporation or by-laws; and (ii) does not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of its property or assets pursuant to any material instrument or agreement to which it is a party or by which it or its properties may be bound or affected.

10.4 THE WARRANTIES SET OUT ABOVE ARE THE ONLY WARRANTIES GIVEN BY ANY PARTY AND ARE MADE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. THERE IS NO OTHER CONDITION OR WARRANTY RELATING TO PRODUCT MERCHANTABILITY OR FIT FOR ANY PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXCLUDED AND DISCLAIMED.

ARTICLE 11

INDEMNIFICATION

11.1 Indemnification by Tercica. Tercica shall defend, indemnify, and hold Insmed and GNE and each of Insmed’s and GNE’s respective officers, directors, employees, and agents harmless from and against any and all Third Party claims, suits, proceedings, damages, expenses (including court costs and reasonable attorneys’ fees and expenses), and recoveries (collectively, “Claims”) to the extent that such Claims arise out of, are based on, or result from (a) the development, manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by Tercica or its sublicensees or Affiliates; (b) a breach of any of Tercica’s representations, warranties, and obligations under the Agreement; or (c) the willful misconduct or negligent acts of Tercica, its Affiliates, or the officers, directors, employees, or agents of Tercica or its Affiliates. The foregoing indemnity obligation shall not apply if the indemnifiable Party fails to comply with the indemnification procedures set forth in Section 11.4, or to the extent that any Claim arises from, is based on, or results from (i) the development, manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by Insmed or GNE or their respective Affiliates, sublicensees, or distributors; (ii) a breach of any of Insmed’s or GNE’s respective representations, warranties, and obligations under the Agreement; or (iii) the willful misconduct or negligent acts of Insmed or GNE or their respective Affiliates, or the officers, directors, employees, or agents thereof.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

11.2 Indemnification by Insmed. Insmed shall defend, indemnify, and hold Tercica and GNE and each of Tercica’s and GNE’s respective officers, directors, employees, and agents harmless from and against any and all Claims to the extent that such Claims arise out of, are based on, or result from (a) the development, manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by Insmed or its Affiliates, sublicensees, or distributors; (b) a breach of any of Insmed’s representations, warranties, and obligations under the Agreement; or (c) the willful misconduct or negligent acts of Insmed or its Affiliates, or the officers, directors, employees, or agents of Insmed or its Affiliates. The foregoing indemnity obligation shall not apply if the indemnifiable Party fails to comply with the indemnification procedures set forth in Section 11.4, or to the extent that any Claim arises from, is based on, or results from (i) the development, manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by Tercica or GNE or their respective Affiliates or sublicensees for the treatment of Permitted Indications; (ii) a breach of any of Tercica’s or GNE’s respective representations, warranties, and obligations under the Agreement; or (iii) the willful misconduct or negligent acts of Tercica or GNE or their respective Affiliates, or the officers, directors, employees, or agents thereof.

11.3 Indemnification by GNE. GNE shall defend, indemnify, and hold Tercica and Insmed and each of Tercica’s and Insmed’s respective officers, directors, employees, and agents harmless from and against any and all Claims to the extent that such Claims arise out of, are based on, or result from (a) the development, manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by GNE or its Affiliates, sublicensees, or distributors; (b) a breach of any of GNE’s representations, warranties, and obligations under the Agreement; or (c) the willful misconduct or negligent acts of GNE or its Affiliates, or the officers, directors, employees, or agents of GNE or its Affiliates. The foregoing indemnity obligation shall not apply if the indemnifiable Party fails to comply with the indemnification procedures set forth in Section 11.4, or to the extent that any Claim arises from, is based on, or results from (i) the development, manufacture, storage, handling, use, promotion, sale, offer for sale, and importation of Products by Tercica or Insmed or their respective Affiliates or sublicensees; (ii) a breach of any of Tercica’s or Insmed’s respective representations, warranties, and obligations under the Agreement; or (iii) the willful misconduct or negligent acts of Tercica or Insmed or their respective Affiliates, or the officers, directors, employees, or agents thereof.

11.4 Indemnification Procedures. The Party claiming indemnity under this Article 10 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money by the Indemnifying Party. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

Party shall not settle any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party shall be given written notice to the Indemnifying Party of any settlement thereof and shall not settle without the consent of the Indemnifying Party), and (b) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 11.

11.5 Limitation of Liability. NONE OF THE PARTIES SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTIONS 11.1, 11.2 OR 11.3, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS IN ARTICLE 9.

11.6 Insurance. Each Party shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11. Each Party shall provide the other with written evidence of such insurance upon request. Each Party shall provide the other with written notice at least thirty (30) days prior to the cancellation, non renewal or material change in such insurance or self-insurance which materially adversely affects the rights of the other Party hereunder.

ARTICLE 12

TERM AND TERMINATION

12.1 Term and Overview of Termination Rights.

(a) Term. The term of the Agreement shall commence on the Effective Date and, unless sooner terminated as provided herein, shall continue in full force and effect on a country-by-country basis until the later of (a) the expiration of all payment obligations described in Article 7 in such country; and (b) the expiration of Tercica and GNE’s Opt-In rights under Section 4.2 (the “Term”). Articles 1, 2, 9, 11 (to the extent the Claims arise from actions or omissions under this Agreement), 13 and 14 and Sections 3.2, 3.4, 3.5, 3.6, 7.8 and 12.6 shall survive the expiration of this Agreement. In addition and pursuant to their terms, the Permanent Injunction and UK Proceedings Settlement Agreement shall remain in full force and effect following expiration of this Agreement.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

(b) Overview of Termination. As further described in Sections 12.3 and 12.4, each Party has certain rights to terminate the Agreement in its entirety or on an indication-by-indication basis depending on whether another Party has breached this Agreement generally or with respect to a specific Permitted Indication or Non-Permitted Indication. Section 12.2 sets forth the general procedures applicable in the event that a Party commits a Material Breach of the Agreement. Sections 12.3 and 12.4 describe the specific rights of GNE, Tercica and Insmed to terminate the Agreement in its entirety or on an indication-by-indication basis due to the breach by another Party.

12.2 Material Breach; Procedures Applicable in Event of a Material Breach by a Party. If a Party is in material breach or default with respect to any term or provision hereof and as specified below (such breach, a “Material Breach”), then the non-breaching Party(ies) shall have the right to terminate this Agreement, either in its entirety or on an indication-by-indication basis (as further set forth in Sections 12.3 and 12.4 below), by providing such breaching Party written notice of termination detailing such Material Breach, provided that such notice of termination shall only become effective at the end of a ninety (90) day period (however, termination shall become effective at the end of ten (10) days if Insmed or its Affiliates or Sublicensees challenge(s) the validity or enforceability of any patent or patent application that is included in the Licensed Patents anywhere in the Territory and at the end of thirty (30) days in the case of failure to pay) after such notice is received by the breaching Party, and only if such breaching Party fails to cure such Material Breach during the same period. Notwithstanding anything to the contrary in this Section 12.2, each of Tercica, Insmed, and GNE may elect not to exercise its right to terminate this Agreement in its entirety or an indication-by-indication basis pursuant to this Article 12 for another Party’s uncured Material Breach, but instead elect to allow this Agreement to continue in effect, in which case, the breaching Party shall continue to be liable to the non-breaching Party(ies) for such Material Breach. The non-breaching Party(ies) shall be entitled to pursue legal and equitable remedies arising from such Material Breach that are available to it or them (as applicable), regardless of whether such non-breaching Party(ies) terminates this Agreement for such Material Breach.

12.3 Termination by GNE and/or Tercica for Insmed’s Material Breach.

(a) General Right to Terminate for Material Breach by Insmed.

(i) Tercica’s and GNE’s Right to Terminate.

(1) Right to Terminate with Consent. Subject to Section 12.3(a)(i)(2) below, each of Tercica and GNE shall have the right to terminate this Agreement in its entirety pursuant to Section 12.2 above, with the other non-breaching Party’s consent if: (A) Insmed commits a Material Breach with respect to a Non-Permitted Indication or ALS Indication (including without limitation, Insmed’s sales of a Product beyond the scope of its license under Section 3.1(a) or Section 3.1(d) for the Non-Permitted Indication or the ALS Indication, respectively); (B) Insmed breaches any of its representations, warranties, obligations, or covenants under this Agreement which are not specific to a particular Permitted Indication; (C) Insmed breaches the terms of the Permanent Injunction; (D) Insmed breaches the terms of the UK Proceedings Settlement Agreement; or (E) Insmed commits a Material Breach with respect to more than one Permitted Indication.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

(2) Unilateral Right to Terminate. Notwithstanding Section 12.3(a)(i)(1) above, GNE shall have the right to terminate this Agreement in its entirety pursuant to Section 12.2 above, without Tercica’s consent if: (A) Insmed or its Affiliates or Sublicensees challenge(s) the validity or enforceability of any patent or patent application that is included in the GNE Patents anywhere in the Territory (whether or not with respect to a particular Permitted Indication); or (B) Insmed breaches its payment obligations to GNE under Article 7. Notwithstanding Section 12.3(a)(i)(1) above, Tercica shall have the right to terminate this Agreement in its entirety pursuant to Section 12.2 above, without GNE’s consent if: (Y) Insmed or its Affiliates or Sublicensees challenge(s) the validity or enforceability of any patent or patent application that is included in the Licensed Patents and that is not a GNE Patent anywhere in the Territory (whether or not with respect to a particular Permitted Indication); or (Z) Insmed breaches its payment obligations to Tercica under Article 7.

(ii) Consequences of Termination by Tercica or GNE. If Tercica or GNE terminates this Agreement in its entirety pursuant to Section 12.3(a)(i) above, then:

(1) the licenses granted to Insmed in Section 3.1 shall immediately terminate;

(2) the Permanent Injunction and the UK Proceedings Settlement Agreement shall each remain in full force and effect;

(3) Insmed shall immediately cease to make, have made, use, sell, offer for sale or import any Product, either by itself or through an Affiliate, Sublicensee or subcontractor, in all countries of the Other Territory where an unexpired claim included in the Licensed Patents covers the composition of matter of, or the method of making or using, any component contained in such Product;

(4) within five (5) business days after the effective date of such termination, in the event and to the extent of any Infringing Activity, Insmed shall be automatically enjoined from engaging in and from inducing any Third Party to engage in any such Infringing Activity, such injunction to remain and continue in full force and effect until the expiration of the last to expire of such GNE Patents covering such Infringing Activity, on a country-by-country basis; and

(5) all rights and obligations under this Agreement shall terminate except for the Parties’ rights and obligations under Sections 3.2, 3.4, 3.5, 3.6, 7.8 and 12.6, and Articles 1, 2, 9, 11 (to the extent the Claims arise from actions or omissions under this Agreement), 13 and 14.

(b) Additional Rights to Terminate for Insmed’s Material Breach Where Such Material Breach is with Respect to a Specific Permitted Indication that is an Opt-In Indication.

(i) Opt-In Party’s Right to Terminate. If Insmed commits a Material Breach with respect to a Permitted Indication that is an Opt-In Indication, then the Opt-In Party shall have the right, without the other, non-Opt-In Party’s consent, to terminate this Agreement only with respect to such Opt-In Indication, pursuant to Section 12.2 above.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

Notwithstanding the foregoing sentence, and as further described in Section 12.3(b)(iii), under certain circumstances, GNE shall also have the right to terminate this Agreement with respect to an Opt-In Indication even if GNE is not the Opt-In Party for such Opt-In Indication.

(ii) Consequences of Termination by an Opt-In Party. If an Opt-In Party terminates this Agreement with respect to a particular Opt-In Indication pursuant to Section 12.3(b)(i) above, then:

(1) the licenses granted to Insmed in Section 3.1 shall immediately terminate with respect to such Opt-In Indication;

(2) the Permanent Injunction and the UK Proceedings Settlement Agreement shall each remain in full force and effect;

(3) the Opt-In Party shall have the right to take over development of such Opt-In Indication in its entirety, at its own expense, in accordance with the financial consequences as described in the remainder of this Section 12.3(b)(ii)(3). If the Opt-In Party elects to take over development of such Opt-In Indication in its entirety, then the Percentage Interest of Insmed in such Opt-In Indication shall be reduced to a portion equal to the result of the following formula:

50% x	[

Total Development Costs actually funded by Insmed prior to the date of the Material Breach

50% x (Total Development Costs incurred by Insmed and the Opt-In Party to obtain regulatory approval of such Product in the given country at issue)

]

The profit-sharing arrangement (as adjusted pursuant to the formula in this Section 12.3(b)(ii)(3)) shall continue only until the payments so received by Insmed equal the Development Costs actually incurred by Insmed for the Product for such Opt-In Indication, after which the profit share arrangement for such Opt-In Indication shall terminate. For illustration, if Insmed has actually funded $4 million of the total Development Costs prior to the date of the Material Breach, and the total Development Costs incurred by Insmed and such Opt-In Party to obtain regulatory approval of the Product in a given country at issue is $20 million, then Insmed’s newly calculated Percentage Interest after such termination shall be 50% x ($4 million/(50% x $20 million)) = 20%. The Opt-In Party shall share Operating Profit (Loss) with Insmed for such Product for such Permitted Indication in such country on a 80:20 basis until Insmed receives a total of $4 million in proceeds from such Operating Profit (Loss) sharing, after which the profit share arrangement shall terminate. The principle of this illustration shall also apply to Sections 12.3(b)(iii)(3), 12.4(b)(ii)(2)(b), and 12.5(b).

After the termination of the profit share arrangement for such Opt-In Indication pursuant to subsection (3) above, the Opt-In Party shall pay to Insmed royalties on the Net Sales for such Opt-In Indication at a rate of [***], and such royalty payment obligation shall expire in a given Sale Country on a Sale Country-by-Sale Country basis, upon the later of (A) the expiration of the last to expire Insmed Patents existing in such Sale Country that would be infringed by the use, sale, offer for sale, or importation of such Product for use in such Opt-In Indication in such Sale Country but for the license grant in Section 3.2(b), and (B) the expiration of the last to expire Insmed Patents existing in such Sale Country or other country that covers the actual method of manufacture or use of the Product (or a component thereof) as practiced by Insmed in the manufacture of the Product in such Sale Country or such other country that is subsequently sold for use in such Opt-In Indication in such Sale Country;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

(4) the Opt-In Party (a) shall become, if not already, the Booking Party for such Opt-In Indication; and (b) shall have the final decision making authority in the commercialization of such Product for such Opt-In Indication.

(iii) Right and Consequences of Termination by GNE When It is Not the Opt-In Party for the Permitted Indication. Notwithstanding anything to the contrary in this Section 12.3(b), if Insmed commits a Material Breach with respect to an Opt-In Indication when Tercica is the Opt-In Party for such Opt-In Indication, then GNE shall have the right to terminate this Agreement with respect to such Opt-In Indication only in the event that Insmed’s Material Breach is an underpayment to GNE of the royalties under Section 7.1(b). In the event of such termination:

(1) the licenses granted to Insmed in Section 3.1 shall immediately terminate with respect to such Permitted Indication;

(2) the Permanent Injunction and the UK Proceedings Settlement Agreement shall each remain in full force and effect;

(3) Tercica shall have the right to take over development of such Permitted Indication in its entirety, at its own expense, in accordance with the financial consequences as described in remainder of this Section 12.3(b)(iii)(3). If Tercica elects to take over development of such Permitted Indication in entirety, then the Percentage Interest of Insmed in such Permitted Indication shall be reduced to a portion equal to the result of the following formula:

50% x	[

Total Development Costs actually funded by Insmed prior to the date of the Material Breach

50% x (Total Development Costs incurred by Insmed and the Opt-In Party to obtain regulatory approval of such Product in the given country at issue)

]

The profit-sharing arrangement (as adjusted pursuant to the formula in this Section 12.3(b)(iii)(3)) shall continue only until the payments so received by Insmed equal the Development Costs actually incurred by Insmed for a Product for such indication. The formula provided in this Section 12.3(b)(iii)(3) shall be interpreted based on the same principle set forth in the illustration in Section 12.3(b)(ii)(3). Thereafter the profit share arrangement for such indication shall terminate and Tercica shall pay to Insmed royalties on the Net Sales for such Opt-In Indication at a rate of [***], and such royalty payment obligation shall expire in a given Sale Country on a Sale Country-by-Sale Country basis, upon the later of (A) the expiration of the last to expire Insmed Patents existing in such Sale Country that would be infringed by the use, sale, offer for sale, or importation of such Product for use in such Opt-In Indication in such Sale Country but for the license grant in Section 3.2(b), and (B) the expiration of the last to expire Insmed Patents existing in such Sale Country or other country that covers the actual method of manufacture or use of such Product (or a component thereof) as practiced by Insmed in the manufacture of such Product in such Sale Country or such other country that is subsequently sold for use in such Opt-In Indication in such Sale Country;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

(4) Tercica (a) shall become, if not already, the Booking Party for such Opt-In Indication; (b) shall have the final decision making authority in the commercialization of such Product for such Opt-In Indication; (c) shall make payments to GNE from the proceeds received from such future sales of a Product for such Opt-In Indication to cover both the royalties otherwise due for such future sales and the unpaid royalties from sales booked prior to such termination; and (d) shall reserve all rights to seek recovery from Insmed for such royalty payments made to GNE by Tercica that account for the unpaid royalties from sales booked prior to such termination and Insmed shall have the obligation to reimburse Tercica for all such payments, together with all costs and expenses incurred by Tercica in seeking such recovery from Insmed.

(c) Additional Rights to Terminate for Insmed’s Material Breach Where Such Material Breach is with Respect to a Permitted Indication other than an Opt-In Indication.

(i) Tercica’s and GNE’s Right to Terminate. If Insmed commits a Material Breach with respect to a Permitted Indication other than an Opt-In Indication, then each of Tercica and GNE shall have the right to terminate this Agreement with respect to such Permitted Indication pursuant to Section 12.2 above, provided that, if at the time of such proposed termination, the Opt-In rights of Tercica and GNE with respect to such Permitted Indication under Section 4.2 have not expired or lapsed, then the Party seeking to terminate this Agreement with respect to such Permitted Indication shall obtain the written consent of the other non-breaching Party prior to such termination.

(ii) Consequences of Termination by Tercica or GNE. If Tercica or GNE terminates this Agreement with respect to a particular Permitted Indication pursuant to Section 12.3(c)(i) above, then:

(1) such Permitted Indication shall thereafter be deemed, for all purposes under this Agreement to be a Non-Permitted Indication; and

(2) the remaining provisions set forth in this Agreement shall otherwise remain in full force and effect.

12.4 Termination by Insmed for GNE’s and/or Tercica’s Material Breach.

(a) Termination of the Agreement in its Entirety by Insmed for Tercica’s and/or GNE’s Material Breach of More Than One Permitted Indication.

(i) Insmed’s Right to Terminate. Insmed shall have the right to terminate this Agreement in its entirety pursuant to Section 12.2 above only in the event of an uncured Material Breach by Tercica and/or GNE with respect to more than one (1) Permitted Indications.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

(ii) Consequences of Termination by Insmed. If Insmed terminates this Agreement in its entirety pursuant to Section 12.4(a)(i), then:

(1) the licenses granted to Insmed in Section 3.1 shall immediately terminate;

(2) the Permanent Injunction and the UK Proceedings Settlement Agreement shall each remain in full force and effect;

(3) Insmed shall immediately cease to make, have made, use, sell, offer for sale or import any Product, either by itself or through an Affiliate, Sublicensee or subcontractor, in any country in the Other Territory to the extent any unexpired Licensed Patents existing in such country would be infringed by such manufacture, having manufactured, use, sale, offer for sale or importation of such Product in such country;

(4) within five (5) business days after the effective date of such termination, in the event and to the extent of any Infringing Activity, Insmed shall be automatically enjoined from engaging in and from inducing any Third Party to engage in any such Infringing Activity, such injunction to remain and continue in full force and effect until the expiration of the last to expire of such GNE Patents covering such Infringing Activity; and

(5) all rights and obligations under this Agreement shall terminate except for the Parties’ rights and obligations under Sections 3.2(a), 3.4, 3.5, 3.6, 7.8 and 12.6, and Articles 1, 2, 9, 11 (to the extent the Claims arise from actions or omissions under this Agreement), 13 and 14.

(b) Termination of the Agreement for a Permitted Indication by Insmed.

(i) Insmed’s Right to Terminate. Insmed shall have the right to terminate this Agreement pursuant to Section 12.2 only with respect to a given Permitted Indication upon an uncured Material Breach by Tercica and/or GNE with respect to such Permitted Indication.

(ii) Consequences of Termination by Insmed. If Insmed terminates this Agreement with respect to a particular Permitted Indication pursuant to Section 12.4(b)(i), then:

(1) the Permanent Injunction and the UK Proceedings Settlement Agreement shall each remain in full force and effect; and

(2) this Agreement shall continue in full force and effect except as follows (as applicable):

(a) if the Opt-In right for such Permitted Indication has not been exercised by the breaching Party, then it shall be cancelled and shall be of no force or effect with respect to such Party; or

(b) where an Opt-In Party has exercised the Opt-In right with respect to such Permitted Indication, Insmed

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

shall have the right to take over development of such Opt-In Indication in its entirety, in accordance with the financial consequences as described in remainder of this Section 12.4(b)(ii)(2)(b). If Insmed elects to take over development of such Opt-In Indication in entirety, then the Percentage Interest of such Opt-In Party in such Opt-In Indication shall be reduced to a portion equal to the result of the following formula:

50% x	[

Total Development Costs actually funded by Opt-In Party prior to the date of the Material Breach

50% x (Total Development Costs incurred by the Opt-In Party and Insmed to obtain regulatory approval of such Product in the given country at issue)

]

The profit-sharing arrangement (as adjusted pursuant to the formula in this Section 12.3(b)(ii)(2)(b)) shall continue only until the payments so received by the Opt-In Party equal the Development Costs actually incurred by the Opt-In Party for a Product for such Opt-In Indication. The formula provided in this Section 12.4(b)(ii)(2)(b) shall be interpreted based on the same principle set forth in the illustration in Section 12.3(b)(ii)(3). Thereafter the profit share arrangement for such Opt-In Indication shall terminate and Insmed shall pay to the Opt-In Party royalties on the Net Sales for such Opt-In Indication at a rate of [***], and such royalty payment obligation shall expire in a given Sale Country on a Sale Country-by-Sale Country basis, upon the later of (A) the expiration of the last to expire Licensed Patents existing in such Sale Country that would be infringed by the use, sale, offer for sale, or importation of such Product for use in such Opt-In Indication in such Sale Country but for the license grant in Section 3.1(c), and (B) the expiration of the last to expire Licensed Patents existing in such Sale Country or other country that would, but for the license grant in Section 3.1(c), be infringed by the actual method of manufacture or use of such Product (or a component thereof) as practiced by Insmed in the manufacture of such Product in such Sale Country or such other country that is subsequently sold for use in such Opt-In Indication in such Sale Country.

(c) all Committees relating to such Permitted Indication shall be disbanded and Insmed shall have the full authority over all subsequent development and commercialization activities relating to such Product for such Permitted Indication; and

(d) the breaching Party shall transfer to Insmed all materials obtained or developed in connection with the commercialization of a Product in such Permitted Indication, including without limitation, all Product (including samples), Product Labeling and Promotional Materials.

12.5 Election to Keep Agreement or Indication in Effect Despite Right to Terminate and Consequences Thereof. If a non-breaching Party has the right to terminate this Agreement in its entirety pursuant to this Article 12 due to an uncured Material Breach with respect to more than one (1) Permitted Indications by a breaching Party, such non-breaching Party may nonetheless elect not to terminate the Agreement in its entirety, in which event:

(a) the Permanent Injunction shall remain in full force and effect; and

(b) the Agreement shall continue in full force and effect except that to the extent the breaching Party is an Opt-In Party who has materially breached the Agreement by failing to co-fund the Development Costs of a Product for a particular Opt-In Indication,

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such Opt-In Party shall no longer have such right to continue to co-fund such Development Costs, and the Percentage Interest of such Opt-In Party in such Opt-In Indication shall be reduced to a portion equal to the result of the following formula:

50% x	[

Development Costs actually funded by Opt-In Party prior to the date of the Material Breach

50% x (Total Development Costs incurred by the Opt-In Party and Insmed to obtain regulatory approval of such Product in the given country at issue)

]

The profit-sharing arrangement (as adjusted pursuant to the formula in this Section 12.5(b) shall continue only until the payments so received by the Opt-In Party equal the Development Costs actually incurred by such breaching Opt-In Party for a Product for such Opt-In Indication (the formula provided in this Section 12.5(b) shall be interpreted based on the same principle set forth in the illustration in Section 12.3(b)(ii)(3)), and thereafter the profit share arrangement for such Opt-In Indication shall terminate and the sales for such Opt-In Indication shall be subject to the royalty payments set forth in Section 7.1(a)(ii) as if such Opt-In Indication was not an Opt-In Indication.

In addition, such election not to so terminate the Agreement shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that the non-breaching Party may have hereunder or that may arise out of or in connection with such Material Breach by the breaching Party.

12.6 Other Remedies. Termination or expiration of this Agreement for any reason shall not release any Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

ARTICLE 13

DISPUTE RESOLUTION

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or termination thereof, shall be settled as follows:

13.1 Reference to Executives. Except as set forth in Section 5.5(d) with respect to disputes involving sales tracking, in the event of a significant controversy, claim, or dispute arising out of or relating to this Agreement or any significant breach thereof (hereinafter collectively referred to as a “Dispute”), the Parties agree that the Dispute shall be described in writing by one or all of the Parties and copies of the description(s) shall be sent to the General Counsel of Insmed, the General Counsel of Tercica, and the General Counsel of GNE. These General Counsels (or their designees or equivalents who have decision-making authority) will then have thirty (30)

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days from receipt of such Dispute description to attempt in good faith to resolve the Dispute. In the event that the Dispute is not resolved within this thirty (30) day time period, then any Party can proceed to arbitration of the Dispute, as described in Section 13.2, or to litigation, as described in Section 13.3.

13.2 Arbitration. Subject to Section 13.3, the Parties agree that any Dispute shall be resolved through negotiation. If a Dispute arises between the Parties, and if said Dispute cannot be resolved pursuant to Section 13.1 (and such Dispute does not relate to a patent) then any such Dispute, including, without limitation, the interpretation, enforceability, performance, breach, termination or validity hereof, including, without limitation, this arbitration clause, shall be solely and finally settled by arbitration in the manner specified in this Section 13.2. All arbitration proceedings shall be conducted in the San Francisco Bay Area or such other location as is mutually agreed to by the Parties. The arbitration proceedings shall be conducted under the procedural rules of the American Arbitration Association or such other forum as is mutually agreed to by the Parties. The Party requesting arbitration shall serve upon the other Party a written demand for arbitration stating the substance of the Dispute, and the contention of the Party requesting arbitration. Within sixty (60) days after the demand, the Parties shall select three (3) arbitrators as follows: each Party shall designate one arbitrator, and those two arbitrators shall designate a third. The decision of the arbitrators shall be in writing setting forth the basis therefor. The arbitrators shall have the authority to award such remedies as they believe are appropriate in the circumstances, including, but not limited to, compensatory damages, interest, tort damages (but not consequential and incidental damages or punitive or similar damages) and specific performance and other equitable relief. The Parties shall abide by the award rendered in such arbitration proceeding, and such award may be entered, enforced and executed upon in the United States District Court for the Northern District of California. The Parties shall divide equally the administrative charges, arbitrators’ fees and related expenses of arbitration, but each Party shall pay its own attorney’s fees incurred in connection with such arbitration; provided however, if the arbitrators specifically determine that one Party prevailed clearly and substantially over the other Party, then the arbitrators may require that the non-prevailing Party shall also pay the prevailing Party’s reasonable attorney’s fees and expert witness costs and arbitration costs.

13.3 Patent Dispute Resolution. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Licensed Patents or Insmed Patents covering the manufacture, use or sale of any Product shall be submitted to a court of competent jurisdiction.

13.4 Governing Law. In the event that a Dispute is not resolved though discussion of the executives pursuant to Section 13.1, as provided above, the laws of California shall apply to any arbitration or litigation under this Agreement (regardless of its or any other jurisdiction’s choice of law principles), provided that matters of intellectual property law shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question. For any disputes, arbitrations or litigation under this Agreement, each Party hereby consents to personal jurisdiction and venue in the United States District Court for the Northern District of California, and agrees to service of process issued or authorized by such Court.

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13.5 Restraining Order. The dispute resolution procedures set forth herein shall not limit a court from granting a temporary restraining order or a preliminary injunction in order to preserve the status quo of the Parties’ pending arbitration or to protect a Party’s trademark or confidential or proprietary information. Further, the arbitrator shall have power to enter such orders by way of interim award, and such orders shall be enforceable in court.

ARTICLE 14

MISCELLANEOUS

14.1 Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. Notwithstanding the foregoing, and for the avoidance of doubt, the Permanent Injunction and the UK Proceedings Settlement shall remain in full force and effect and shall not be superseded by this Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

14.2 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 14.2, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable overnight delivery service, or (b) five (5) business days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested.

If to Tercica:	Tercica, Inc.
2000 Sierra Point Parkway
Suite 400
Brisbane, CA 94005
Attention: General Counsel

With a copy to:	Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attention: Barbara A. Kosacz, Esq.

With a copy to:	McDermott Will & Emery LLP
3150 Porter Drive
Palo Alto, CA 94304-1212
Attention: William G. Gaede III, Esq.

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If to Insmed:	Insmed Incorporated
8720 Stony Point Parkway
Suite 200
Richmond, VA 23235
Attention: Chief Executive Officer

With a copy to:	Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attention: Mitchell Bloom, Esq.

If to GNE:	Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080
Attention: General Counsel

With a copy to:	Heller Ehrman LLP
333 Bush Street
San Francisco, CA 94104
Attention: M. Patricia Thayer, Esq.

14.3 No Strict Construction; Headings. This Agreement has been prepared jointly and shall not be strictly construed against any Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. Wherever used herein, the terms “includes” and “including” mean includes without limitation and including without limitation, respectively. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

14.4 Assignment. None of the Parties may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties, except that a Party may make such an assignment without the other Parties’ consent to Affiliates or to a successor to substantially all of the business of such Party in the field to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to each of the other Parties, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by any Party in violation of the terms of this Section 14.4 shall be null, void and of no legal effect. Notwithstanding the aforesaid, to the extent such assignment of rights is permitted in any section of this Agreement other than this Section 14.4, Ipsen shall be considered a permitted assignee of Tercica.

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14.5 Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.6 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.7 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.8 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

14.9 Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit any other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

14.10 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page To Follow

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IN WITNESS WHEREOF, the Parties have executed this Settlement, License and Development Agreement in duplicate originals by their duly authorized officers as of the Effective Date.

TERCICA, INC.		INSMED INCORPORATED

By:	/s/ Stephen N. Rosenfeld	By:	/s/ Geoffrey Allan
Name:	Stephen N. Rosenfeld	Name:	Geoffrey Allan
Title:	Executive Vice President, Legal Affairs	Title:	President and CEO
General Counsel and Secretary

GENENTECH, INC.		INSMED THERAPEUTIC PROTEINS, INC.

By:	/s/ Joseph S. McCracken	By:	/s/ Geoffrey Allan
Name:	Joseph S. McCracken	Name:	Geoffrey Allan
Title:	VP Business Development	Title:	President and CEO

CELTRIX PHARMACEUTICALS, INC.

By:	/s/ Geoffrey Allan
Name:	Geoffrey Allan
Title:	President and CEO

Signature Page to Settlement, License and Development Agreement

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EXHIBITS

Exhibit A – Financial Appendix

Exhibit B – Form of Consent Judgment and Permanent Injunction

Exhibit C – Form of UK Proceedings Settlement Agreement

Exhibit D – Joint Letter to Physicians

Exhibit E – Co-Promotion Agreement Terms and Conditions

Exhibit F – Joint Press Release

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EXHIBIT A

FINANCIAL APPENDIX

This Exhibit A to the Agreement sets forth financial planning, accounting policies and procedures to be followed in determining Operating Profit (Loss) and related sharing of revenue and expenses for a Product for an Opt-In Indication and for calculating Net Sales for purposes of Section 7.1. Except as required for calculating Net Sales for purposes of Section 7.1, the terms and conditions set forth in this Exhibit A shall apply following the exercise of a Party’s Opt-In rights until the exercise by the Opt-In Party of the Opt-In Party’s Opt-Out rights, if any, to the sales of a Product for the Opt-In Indication in the Territory.

The contents of this Exhibit A are hereby incorporated into the Agreement and are governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.

A.1 Principles of Reporting.

The presentation of budgets and results of operations of Insmed and the Opt-In Party in the Territory will be based on each Party’s respective financial information presented separately and on a consolidated basis using the following schema (financial terms are defined further below):

Gross Sales

less Sales Returns & Allowances

= Actual Sales

less Cost of Sales (which includes FBMC)

less Distribution Costs (which includes Allocable Overhead)

less G&A Costs

less Other Operating Income/Expense

less Development Costs (which includes Allocable Overhead)

less Selling and Marketing Costs (which includes Allocable Overhead)

= Operating Profit (Loss)

The types of costs in this schema are to be grouped together as follows:

DIRECT COSTS	NON-DIRECT COSTS	TERMS FOR CALCULATING
Cost of Sales	Allocable Overhead	Operating Profit (Loss)
Development Costs	G&A Costs	Gross Sales
Distribution Costs		Sales Returns & Allowances
FBMC
Other Operating Income/Expense
Selling and Marketing Costs

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If necessary, a Party will make the appropriate adjustments to the financial information it supplies under the Agreement to conform to the above format of reporting results of operations.

Accounting and Cost Categories. Definitions of the various categories of revenues, costs and expenses included in Operating Profit (Loss) shall be interpreted in accordance with GAAP. Any costs included in the calculation under one cost category may not be included in the calculation of another cost category. Where the terms of this Financial Appendix would permit inclusion of a cost within more than one cost category, that cost will be allocated to a single cost category consistent with GAAP and the other provisions of this Agreement. Any cost included in this calculation shall only include costs directly or indirectly (to the extent allowed and consistent with the definitions for this Financial Appendix) allocable to a Product for the Opt-In Indication in accordance with GAAP.

References to “Collaboration.” References in this Financial Appendix to the “Collaboration” are references to those activities related to a Product that would form the basis for Operating Profit (Loss) under this Agreement. The Parties may consolidate accounting of operations related to Product for the specific Opt-In Indication, and the activities subject to that consolidated accounting also will be referred to as the “Collaboration.” Where the same Parties are Collaborating on more than one Opt-In Indication, the accounting of operations related to a Product for all such Opt-In Indications may be consolidated. However, the Collaboration is not a legal entity for financial accounting, income tax reporting or any other purposes

A.2 Frequency of Reporting.

The fiscal year for the Collaboration will be a calendar year.

Each of Insmed and the Opt-In Party is responsible for providing the other Party reports as set forth in the table below, for activities for which it is responsible and costs it incurred and revenue obtained that forms a component of Operating Profit (Loss) for Product for the Opt-In Indication(s).

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Reporting will be at the times set forth in the following Report Table, with submissions due on the date indicated or the next business day if such date is a weekend or U.S. holiday:

Report	Frequency	Responsible Party	Timing of Submission
Non-Booking Party monthly Actual Sales (actual numbers)	Monthly	Non- Booking Party	+ 5 days after the end of such month

Non-Booking Party quarterly Operating Profit (Loss)

•     For the first three quarters in the calendar year: report to include actual numbers for the first two months of the then current calendar quarter, and forecasted numbers for the last month of the then current calendar quarter for planning.

•     For the last quarter of the calendar year, the report should include the actual numbers for the first 11 months of such calendar year and the forecasted numbers for the last month of such calendar year for planning

	Quarterly	Non- Booking Party	Q1-Q4: + 75 days after the beginning of such calendar quarter

Consolidated quarterly Operating Profit (Loss)

•     For the first three quarters in the calendar year: report to include actual numbers for the first two months of the then current calendar quarter, and forecasted numbers for the last month of the then current calendar quarter for planning.

•     For the last quarter of the calendar year, the report should include the actual numbers for the first 11 months of such calendar year and the forecasted numbers for the last month of such calendar year for planning

	Quarterly	Booking Party	Q1-Q4: + 85 days after the beginning of such calendar quarter (for the last quarter, the report should reflect the actual numbers for the first 11 months of such calendar year and the forecasted numbers for the last month of such calendar year)
Non-Booking Party quarterly Operating Profit (Loss) (actual numbers)	Quarterly	Non- Booking Party	Q1-Q4: + 15 days after the end of such calendar quarter
Draft of consolidated Operating Profit (Loss) (based on actual numbers)	Quarterly	Booking Party	Quarter end +30 days
Final of consolidated Operating Profit (Loss) (based on actual numbers)	Quarterly	Booking Party	Quarter end +60 days

The Parties may agree to modify the foregoing reporting cycles and deadlines. In the event that a Party substantially or materially changes its internal reporting cycles and deadlines generally, then the Parties shall discuss, in good faith, appropriate revisions to the foregoing reporting cycles and deadlines to reasonably accommodate such change.

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The Party responsible for booking sales (the “Booking Party”) for the Opt-In Indications(s) at issue in accordance with Section 7.2(d) shall be responsible for the consolidated accounting of Operating Profit (Loss) for the Collaboration. Without limiting the Parties’ reporting obligations as set forth in the Report Table above, on a calendar quarterly basis, the Party that is not responsible for booking sales (the “Non-Booking Party”) in accordance with Section 7.2(d) will supply the Booking Party with a statement setting forth that quarter’s Operating Profit (Loss) obtained by the Non-Booking Party for the applicable Product for the Opt-In Indication, including the basis for calculation of such amounts. The Booking Party shall consolidate any Operating Profit (Loss) reported by the Non-Booking Party with those obtained directly by the Booking Party. Each such report shall be provided as early as possible, on the schedule in the chart above.

Each Party will make available a financial representative to coordinate regarding financial aspects of planning, reporting and information sharing, at the request of the other Party. Upon the reasonable request of either Party, the other Party shall answer any question and address any comment from the other Party pertaining to such financial planning and reporting.

A.3 Budgets.

The Booking Party, through the JDC, will prepare a consolidated budget for Operating Profit (Loss) for the Collaboration on an annual basis; the Non-Booking Party, through the JDC, shall provide input for that budget regarding its sales force activities.

Budgets are provided for information and planning purposes, including establishing the initial profit share ratio for the forthcoming calendar year; final sharing of Operating Profit (Loss) on a calendar year basis are based on actual amounts. The Party that is the Non-Booking Party shall not be required to fund an amount which is more than half of 110% of the budgeted amount for such expenditure without its prior written consent to such variance from budget.

A.4 Financial Appendix Definitions.

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EXHIBIT B

FORM OF CONSENT JUDGMENT AND PERMANENT INJUNCTION

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MCDERMOTT WILL & EMERY LLP
WILLIAM G. GAEDE, III (136184)
wgaede@mwe.com
TERRENCE P. McMAHON (71910)
tmcmahon@mwe.com
ANDREW A. KUMAMOTO (178541)
akumamoto@mwe.com
DAVID L. LARSON (112342)
dlarson@mwe.com
3150 Porter Drive
Palo Alto, CA 94304-1212
Telephone:	(650) 813-5000
Facsimile:	(650) 813-5100

Attorneys for Tercica, Inc.

HELLER EHRMAN LLP
M. PATRICIA THAYER (90818)
patricia.thayer@hellerehrman.com
ETHAN C. GLASS (216159)
ethan.glass@hellerehrman.com
333 Bush Street
San Francisco, CA 94104-2878
Telephone:	(415) 772-6794
Facsimile:	(415) 772-6268

Attorneys for Genentech, Inc.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

OAKLAND DIVISION

GENENTECH, INC., a Delaware corporation,	No. C-04-5429 CW (EMC)
and TERCICA, INC., a Delaware corporation,

Plaintiffs,	CONSENT JUDGMENT AND PERMANENT INJUNCTION
v.

INSMED INCORPORATED, a Virginia corporation, CELTRIX PHARMACEUTICALS, INC., a Delaware corporation, and INSMED THERAPEUTIC PROTEINS, a Colorado corporation,

Defendants.

AND RELATED COUNTERCLAIMS.

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RECITALS

Whereas, Plaintiff Tercica, Inc. is the exclusive licensee of U.S. Patent No. 6,331,414 entitled “Preparation of Human IGF via Recombinant DNA Technology,” which issued to Plaintiff Genentech, Inc. as assignee of the inventors on December 18, 2001;

Whereas, Plaintiff Tercica, Inc. is the exclusive licensee of U.S. Patent No. 5,187,151 entitled “Use of Binding Protein with IGF-1 as an Anabolic Growth Promoting Agent,” which issued to Plaintiff Genentech, Inc. as assignee of the inventors on February 16, 1993;

Whereas, Plaintiff Tercica, Inc. is the exclusive licensee of U.S. Patent No. 5,258,287 entitled “DNA Encoding and Methods of Production of Insulin Like Growth Factor Binding Protein BP53,” which issued to, inter alia, Plaintiff Genentech, Inc., as assignee of the inventors on November 2, 1993;

Whereas, on December 23, 2004, Plaintiffs Genentech, Inc. (GNE) and Tercica, Inc. (Tercica) filed this action against Insmed Incorporated Genentech Inc., et al. v. Insmed Incorporated, et al., United States District Court for the Northern District of California, Case No. 04-CV-05429-CW (EMC) (the “Lawsuit”). By operation of the Second Amended Complaint, Defendant Celtrix Pharmaceuticals, Inc. was added as a named defendant in the lawsuit. By operation of the Third Amended Complaint, Defendant Insmed Therapeutic Proteins was added as a named defendant to the Lawsuit. Plaintiffs alleged that Defendants’ making, using, selling, offering to sell, import or export of the product known as IPLEX™, infringed or will infringe under 35 U.S.C. § 271(a) – (c) and (g) certain asserted claims of United States Patent Nos. 5,187,151 (the “‘151 Patent”), 5,258,287 (the “‘287 Patent”) and 6,331,414 (the “‘414 Patent”) (collectively, the “Asserted Patents”).

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Whereas, Defendants denied such allegations and further alleged, among other defenses, that the asserted claims of the Asserted Patents were invalid under various theories, including those arising under 35 U.S.C. §§ 102, 103, 112 and 135. Defendants further asserted that the ‘151 Patent was unenforceable for alleged inequitable conduct.

Whereas, the parties had a full and fair opportunity to litigate the case, including full fact and expert discovery, and motion process, including claim construction, motions for summary judgment and other pretrial motions as reflected in the docket sheet.

Whereas, the Court adjudicated as a matter of law on June 30, 2006 that Defendants’ method of making the rhIGF-I component of IPLEX™ literally infringed Claims 1 and 9 of the ‘414 Patent (Docket No. 510), and Defendants subsequently stipulated, subject to an appeal of the Court’s claim construction, that their method also literally infringed Claims 2, 3, 4 and 10 of the ‘414 Patent.

Whereas, a jury trial commenced on November 6, 2006, that resulted in the Verdict Form (Docket No. 1006), filed December 6, 2006. The Jury found that Defendants Insmed and Insmed Therapeutic Proteins (“Insmed”) induced infringement of Claims 1, 4 and 5 of the ‘151 Patent, contributorily infringed Claims 1, 4 and 5 of the ‘151 Patent, and literally infringed Claims 1, 6-8 and 17 of the ‘287 Patent through the manufacture, distribution, sale, and/or offering to sell IPLEX™ in the United States as approved by the Food and Drug Administration. The Jury further found that Insmed had not proven that Claims 1-4, 9-10 of the ‘414 Patent were invalid under the enablement or written description requirement. The Jury further found that Insmed’s infringement of the ‘151 Patent was willful, and awarded damages to Tercica and GNE of $7.5 million plus the royalty rates assessed in the Verdict Form on sales of IPLEX™ through December 6, 2006 (the “Awarded Damages”).

Whereas, following the verdict, Plaintiffs and Defendants made various post-trial motions, including Plaintiffs’ motion for a permanent injunction.

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Whereas, Plaintiffs and Defendants (the “Parties”) have entered into a Settlement, License and Development Agreement (“Settlement Agreement”), which is incorporated herein by reference, have withdrawn all pending motions, and have agreed to entry of this Consent Judgment and Permanent Injunction, subject to the Court’s approval.

IT IS HEREBY FOUND, ADJUDICATED AND ORDERED:

I. STIPULATED FINDINGS OF FACT/CONCLUSIONS OF LAW

1. The Parties stipulate this is an action for patent infringement arising under the patent laws of the United States.

2. The Parties stipulate jurisdiction of this Court is proper pursuant to 28 U.S.C. §§ 1331, 1332, and 1338(a).

3. The Parties stipulate this Court has personal jurisdiction over Defendants, and each of them, and that venue is proper in this district.

4. The Parties stipulate that all claims of the ‘414 Patent, the ‘151 Patent, and the ‘287 Patent are valid and enforceable.

5. The Parties stipulate Defendants have infringed the above-recited asserted claims of the Asserted Patents.

6. Defendants forever waive the right to assert and agree that they shall not ever assert in any court or administrative tribunal that any claim of the Asserted Patents is invalid and/or not enforceable. Defendants further agree that they will not voluntarily directly or indirectly aid, assert or participate in any action contesting the validity or enforceability of any of the Asserted Patents.

7. The Parties stipulate that the ‘414 Patent is enforceable until December 18, 2018; that the ‘151 Patent is enforceable until February 12, 2011; and that the ‘287 Patent is enforceable until November 2, 2010.

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8. The Parties stipulate that Plaintiffs are irreparably harmed by, and have no adequate remedy at law for, Defendants’ infringement, and are entitled to a permanent injunction.

9. The Parties stipulate that the balance of hardships regarding an injunction weighs in Plaintiffs’ favor.

10. The Parties stipulate that the public interest does not preclude entry of a permanent injunction in this case.

11. The Parties stipulate to waive any right to appeal from this Consent Judgment and Permanent Injunction and agree to the exclusive and continuing jurisdiction of this Court to enforce this Consent Judgment and Permanent Injunction.

12. The Parties stipulate that the Stipulated Protective Order (Docket No. 169) shall remain in force and effect with the exception of Paragraph 18(f), which is no longer effective.

13. The Parties have voluntarily entered into the Settlement Agreement dated March 5, 2007 (which is incorporated herein by reference), subject to this Court’s approval.

II. STIPULATED ORDER FOR PERMANENT INJUNCTION

1. Except as expressly permitted below, and as set forth in the Settlement Agreement, Defendants INSMED INCORPORATED, CELTRIX PHARMACEUTICALS, INC., and INSMED THERAPEUTIC PROTEINS (collectively, “Defendants”), as well as each of their employees, agents, other representatives, officers, directors, stockholders, partners, members, subsidiaries, predecessors, successors, licensees, distributors, resellers, and assigns, and any persons acting in concert with any of them, are permanently enjoined, as of the date of this Order, from:

(a)	making, using, selling, offering to sell, importing into, or exporting from, the United States, during the patent term of the ‘414 Patent, any product containing rhIGF-1 that is made using any of the methods claimed in the ‘414 Patent, including without limitation, the current manufacturing method for the rhIGF-I component of the product known as IPLEX™ (mecasermin rinfabate) that employs the plasmid identified as pPoP/tr41UQ-3c-rhIGF-I;

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(b)	making, using, selling, offering to sell, importing into, or exporting from, the United States, during the patent term of the ‘287 Patent, any product containing rhIGFBP-3 that is made using any of the compositions and methods claimed in the ‘287 Patent, including without limitation, the DNA sequence Defendants currently use to manufacture the rhIGFBP-3 component of the product known as IPLEX™ (mecasermin rinfabate) found in the plasmid identified as pPop/met-rhIGFBP3; and

(c)	using, or otherwise selling, offering to sell, distributing, inducing or otherwise contributing to the use of, in the United States during the term of the ‘151 Patent, any product or formulation that is administered in accordance with any of the claims of the ‘151 Patent, including, without limitation, IPLEX™ (mecasermin rinfabate), as currently approved by the Food and Drug Administration for commercial sale in the United States to treat severe primary IGFD.

2. Notwithstanding the foregoing, Defendants may:

(a)	conduct research and development or other activity involving mecasermin rinfabate, or any other product, that is protected from claims of patent infringement under 35 U.S.C. § 271(e)(1), unless otherwise prohibited in the Settlement Agreement;

(b)	make, use, sell, offer to sell, import into, or export from, the United States, mecasermin rinfabate to the extent expressly permitted pursuant to (and in accordance with the requirements of) the grants in Article 3 of the Settlement Agreement.

3. Any violation of this Order for Permanent Injunction may be punishable by civil contempt or other appropriate proceedings, and the Court retains jurisdiction over this matter and over the Parties with the power to adjudicate any such alleged violation.

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III. STIPULATED FINAL JUDGMENT

1. Based on the Parties’ stipulated findings above, the Court finds as fact and/or conclusions of law the statements in Paragraphs 1 through 13 of Section I above.

2. Judgment is hereby entered for Plaintiffs and against Defendants.

3. Defendants are permanently enjoined in accordance with Section II above.

4. In accordance with the terms of the Settlement Agreement, none of the Parties shall recover any damages, including the Awarded Damages, costs, or attorney’s fees, and each side shall bear its own costs and attorney’s fees. Any further costs associated with obtaining this Judgment shall be assumed by the side incurring them.

5. This Judgment constitutes a final judgment that fully concludes and disposes of the claims and defenses in this litigation, and Plaintiffs and Defendants shall be subject to the full legal effects of issue preclusion, claim preclusion, res judicata, and collateral estoppel. The Parties and this Court explicitly intend such issue preclusion, claim preclusion, res judicata, and collateral estoppel to extend and apply to any issues of infringement, validity, inventorship, and enforceability regarding any of the claims of the ‘414 Patent, the ‘151 Patent and the ‘287 Patent raised in any subsequent court or administrative proceeding and regardless of the product or process at issue.

6. This Court retains exclusive jurisdiction over the parties and over this action for purposes of ensuring compliance with this Consent Judgment and Permanent Injunction, and to enforce the Settlement Agreement. The Settlement Agreement, incorporated herein by reference, shall be filed with the Court under seal.

7. No appeal shall be taken by any party from this Consent Judgment and Permanent Injunction, the right to appeal having been expressly waived by all parties.

8. This Consent Judgment and Permanent Injunction may be modified by written agreement of the parties, subject to Court approval.

The Clerk is directed to enter this Consent Judgment and Permanent Injunction forthwith.

IT IS SO ORDERED.

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DATED: , 2007.
HONORABLE CLAUDIA WILKEN
United States District Court Judge

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Consented to on behalf of Plaintiffs:

DATED:	March 5, 2007	MCDERMOTT WILL & EMERY LLP

By:
William G. Gaede, III
Attorneys for Tercica, Inc.

HELLER EHRMAN LLP

By:
M. Patricia Thayer
Attorneys for Genentech, Inc

Consented to on behalf of Defendants:

DATED:	March 5, 2007	FOLEY & LARDNER LLP

By:
Larry L. Shatzer

HOWREY LLP

By:
Henry Bunsow
Attorneys for Insmed Incorporated, Celtrix Pharmaceuticals, Inc., and Insmed Therapeutic Proteins, Inc

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EXHIBIT C

FORM OF UK PROCEEDINGS SETTLEMENT AGREEMENT

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SETTLEMENT AGREEMENT

THIS AGREEMENT is made on the      day of March 2007

BETWEEN:

(1)	Tercica, Inc., a company incorporated under the laws of Delaware with offices at 2000 Sierra Point Parkway, Suite 400, Brisbane, CA 94005, United States of America (“Tercica”);

(2)	Genentech, Inc., a company incorporated under the laws of Delaware with offices at 1 DNA Way, South San Francisco, California 94080 (“Genentech”);

(3)	Insmed Incorporated, a company incorporated under the laws of Virginia with offices at 8720 Stony Point Parkway, Suite 200, Richmond, VA 23235 (“Insmed”);

(4)	Avecia Limited, a company incorporated under the laws of England and Wales, whose registered office is at PO Box 42, Hexagon Tower, Blackley, Manchester M9 8ZS, United Kingdom (“Avecia”); and

(5)	Avecia Biologics Limited, a company incorporated under the laws of England and Wales, whose registered office is at PO Box 42, Hexagon Tower, Blackley, Manchester M9 8ZS, United Kingdom (“Avecia Biologics”).

RECITALS

(A) Legal proceedings have been commenced in England between the parties relating to European Patent (UK) No. 0 571 417 in the High Court of Justice under action numbers HC 04 C 03940 and HC 05 C 00415 (the “UK Proceedings”).

(B) Related legal proceedings in the United States between Tercica, Genentech and Insmed have been settled by an agreement of even date, pursuant to which Tercica, Genentech and Insmed have agreed to discontinue the UK Proceedings and Insmed has agreed to procure on the part of Avecia such acts as may be necessary or desirable to achieve this.

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(C) The parties have determined that it is in their mutual interest to avoid the expense, distraction, and uncertainty of further litigation and have therefore agreed to conclude and resolve all of their disputes under the UK Proceedings pursuant to the terms and conditions of this Agreement.

(D) Avecia undertook a re-organisation of its group corporate structure in the UK, effective on 1st January 2007, which resulted in the transfer of the group’s biologics business (to which the UK Proceedings relate) from Avecia to Avecia Biologics.

In consideration of the mutual covenants and promises set forth in this Agreement the parties AGREE as follows:

1.	Discontinuance of the UK Proceedings

1.1	The parties agree to discontinue the UK Proceedings with no order as to costs. The parties shall forthwith instruct their respective solicitors to approve, sign and then apply to the Court for a consent order in the form of the draft order attached as the Schedule to this Agreement (the “Consent Order”).

1.2	For the avoidance of doubt the Consent Order is without prejudice to costs which have already been paid by one party to another pursuant to any Order of the Court made prior to the date of this Agreement.

1.3	The parties shall do all such acts as may be necessary or desirable to obtain and give effect to the Consent Order.

2.	Settlement

2.1	This Agreement is in full and final settlement of the claims and counterclaims in the UK Proceedings.

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2.2	Each party to this Agreement warrants to the others that it has not before the date of this Agreement assigned or transferred or purported to assign or transfer any claim or counterclaim (or any part thereof) relating to the UK Proceedings save in respect of the transfer from Avecia to Avecia Biologics referred to in Recital D.

2.3	Without prejudice to the provisions of clause 2.1, Tercica and Genentech undertake to Avecia and Avecia Biologics that, in the event that Tercica and/or Genentech issues proceedings in respect of facts or matters not pleaded in the Particulars of Infringement in the UK Proceedings against Avecia and/or Avecia Biologics alleging infringement of European Patent (UK) No. 0 571 417, neither Tercica nor Genentech shall object, by reason of Avecia and Avecia Biologics having entered into this Agreement, to Avecia or Avecia Biologics alleging that European Patent (UK) No. 0 571 417 is invalid as a defence to or counterclaim for revocation in such infringement proceedings, or to Avecia or Avecia Biologics relying in any such defence or counterclaim on any of the objections raised in the Grounds of Invalidity served in the UK Proceedings.

2.4	Without prejudice to the provisions of clause 2.1, Avecia and Avecia Biologics undertake to Tercica and Genentech that they shall not object, by reason of Tercica and Genentech having entered into this Agreement, to Tercica and/or Genentech bringing proceedings in respect of facts or matters not pleaded in the Particulars of Infringement in the UK Proceedings against Avecia and/or Avecia Biologics alleging infringement of European Patent (UK) No. 0 571 417.

2.5	For the avoidance of doubt, neither Avecia nor Avecia Biologics shall commence revocation proceedings in respect of European Patent (UK) No. 0 571 417 other than as a defence to or counterclaim for revocation in the infringement proceedings described in clause 2.3.

3.	Confidentiality

The terms of this Agreement and the discussions, correspondence and negotiations leading to the making of this Agreement shall remain confidential to the parties who, save as expressly permitted by the terms of this Agreement, shall not disclose the terms of settlement to any other person except:

(a)	to the auditors and to the legal and other professional advisers of that party;

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(b)	to the Court in connection with any future legal proceedings between the parties (or any of them);

(c)	where that party is under a legal or regulatory obligation to make such disclosure, but limited to the extent of that obligation;

(d)	with the prior written consent of the other parties to this Agreement;

(e)	by a party to its employees or agents provided that the party making such disclosure ensures that the employees/agents (as the case may be) are made aware of and required to observe the provisions of this clause.

4.	General Provisions

4.1	The headings in this Agreement are solely for reference and shall not affect its interpretation.

4.2	This Agreement sets out the entire agreement and understanding between the parties in relation to its subject matter. Each of the parties acknowledges that no representation has been relied upon by that party in connection with or in relation to the settlement to which this Agreement gives effect.

4.3	This Agreement shall be binding on the parties, their successors and assigns and the name of a party appearing herein shall be deemed to include the names of any such successor or assign.

4.4	This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

4.5	This Agreement shall be governed by and shall be construed in accordance with English law and the courts of England shall have exclusive jurisdiction to determine any dispute between the parties regarding the construction and application of this Agreement.

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IN WITNESS of which this Agreement has been signed by and on behalf of the parties effective as of the date first written above.

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SCHEDULE

DRAFT CONSENT ORDER

(i)		IN
THE HIGH COURT OF JUSTICE		HC 04 C 03940
CHANCERY DIVISION
PATENTS COURT

[The Honourable Mr Justice]
[Date]

B E T W E E N:-

TERCICA, INC

Claimant

-and-

(1) AVECIA LIMITED

(2) INSMED, INC

(3) GENENTECH, INC

Defendants

(ii)		A
ND		HC 05 C 00415

B E T W E E N:-

(1) AVECIA LIMITED

(2) INSMED, INC

Claimants

-and-

GENENTECH, INC

1.2 Defendant

draft/ CONSENT ORDER

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UPON THE APPLICATION of the parties

AND UPON reading the documents recorded in the court file as having been read

IT IS BY CONSENT ORDERED THAT the claims and counterclaims in these proceedings be hereby discontinued and that upon the discontinuance of such claims and counterclaims there shall be no order as to costs.

Marks & Clerk Solicitors	Howrey LLP Solicitors for Insmed Incorporated and Avecia Limited 22 Tudor Street London EC4Y 0AY
Solicitors for Tercica, Inc
90 Long Acre London WC2E 9RA

Ref: MG/GBH/L2297	Ref: RW/CPS/04378.0002

Date: March 2007	Date: March 2007

Wragge & Co LLP Solicitors for Genentech, Inc

3 Waterhouse Square 142 Holborn London EC1N 2SW

Ref: ANC/YMA

Date: March 2007

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SIGNED for and on behalf of	)

TERCICA, INC	)

By Stephen N. Rosenfield, its	)

General Counsel and Executive Vice-President of Legal Affairs	) )

Director

SIGNED for and on behalf of	)

GENENTECH, INC	)

by		)	Director

SIGNED for and on behalf of	)

INSMED INCORPORATED	)

by		)	Director

SIGNED for and on behalf of	)

AVECIA LIMITED	)

by		)	Director

SIGNED for and on behalf of	)

AVECIA BIOLOGICS LIMITED	)

by		)	Director

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EXHIBIT D

JOINT LETTER TO PHYSICIANS

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February 20, 2007

Dear ____________,

Today, Insmed, Tercica and Genentech concluded a Settlement, Development and Licensing Agreement which lays out the future development and commercialization of IPLEX. As part of the agreement, the companies settled the outstanding patent infringement suit filed with the Federal Court of the Northern District of California pertaining to IPLEX. As a consequence of the court’s finding of Tercica’s patents having been infringed, Insmed will no longer be able to provide IPLEX commercially to patients with severe primary IGF-1 deficiency and other short stature indications. It has been agreed that all patients will be transitioned off IPLEX as soon as the patient’s current supply of IPLEX is exhausted.

Insmed and Tercica are fully committed to assisting you during this transition period. For children currently treated with IPLEX whom you consider suitable for INCRELEX therapy, Tercica will supply INCRELEX free of charge while working with your office to secure reimbursement.

Tercica’s pediatric endocrinologists, Dr. George Bright and Dr. Sandra Blethen, would be pleased to discuss this transition and any medical questions you may have. You can reach them at (650) 624-4900 or 1-866-TERCICA.

Best regards,

Ronald D. Gunn, M.S., M.B.A. Executive Vice President and Chief Operating Officer Insmed Incorporated	Thorsten von Stein, MD, PhD Senior Vice President and Chief Medical Officer Tercica, Inc.

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EXHIBIT E

CO-PROMOTION AGREEMENT TERMS AND CONDITIONS

If Tercica or GNE (as the case may be) exercises its Co-Promotion Option pursuant to Section 5.3 of the Agreement, the following terms and conditions shall be incorporated into a definitive Co-Promotion Agreement for the co-promotion of Product for the treatment of the Permitted Indication by Insmed and the Opt-In Party.

Provision	Details
General:	The Opt-In Party shall the right to provide up to fifty percent (50%) of the selling effort of a Product for the treatment of such Permitted Indication.

Oversight of Co-Promotion:	The JCC shall oversee the co-promotion effort and shall allocate all co-promotion responsibilities between the Parties in accordance with a Commercialization Plan that shall be prepared by the JCC.

Sales Contribution by Tercica and Insmed:	TBD

Compensation to Tercica:	TBD

Product Sales:

The Opt-In Party shall be responsible for receiving and filling orders, controlling invoicing, collection of payments, returns, charge-backs and rebates on sales of a Product for such Permitted Indication for a Product that it markets.

Insmed shall be responsible for receiving and filling orders, controlling invoicing, collection of payments, returns, charge-backs and rebates on sales of a Product for such Permitted Indication for a Product that it markets.

Insmed shall have sole control over pricing strategies and distribution of a Product for such Permitted Indication.

Use and Distribution of Promotional Materials:	Insmed shall have responsibility for preparing and producing all Promotional Materials for a Product for such Permitted Indication, provided, however, that the JCC shall approve all such Promotional Materials to ensure consistency across the entire field of effort of both Parties.

Insmed shall provide such JCC-approved Promotional Materials to Tercica in accordance with the Commercialization Plan. Each Party’s sales force shall use, and if applicable, distribute Promotional Materials to physicians to whom it details a Product. Promotional Materials shall not be used unless approved by the JCC.

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Provision	Details
The Parties shall share equally the cost of developing and producing such Promotional Materials.

Samples:	The Parties shall use and distribute any samples of a Product in accordance with the Commercialization Plan and all applicable laws.

Sales Force Training:	Insmed shall develop and provide training programs and materials for a Product for such Permitted Indication to ensure a consistent, focused promotional strategy. Insmed shall treat the Opt-In Party and Insmed sales representatives as a combined sales force and shall provide the Opt-In Party representatives with the same support and assistance it provides its own representatives. The Opt-In Party shall reimburse Insmed for all training, support and assistance it shall provide for such Opt-In Party’s representatives.

Termination:	The Opt-In Party may terminate its co-promotion of a Product for the treatment of the Permitted Indication upon not less than one hundred eighty (180) days prior written notice to Insmed. Insmed and the Opt-In Party shall reasonably cooperate to transition to Insmed the Opt-In Party’s co-promotion activities with respect to a Product so as to minimize disruption to sales activity and the Opt-In Party shall withdraw its sales representatives from such co-promotion activities in a professional manner.

Compliance and Performance:	Each Party shall be responsible for its own compliance with all applicable laws and Regulatory Authority policies and guidelines relating to the co-promotion of a Product for the treatment of the Permitted Indication. Each Party’s sales representatives shall be held to the same standards of performance. The Co-Promotion Agreement shall include an audit provision for purposes of measuring each Party’s sales force effectiveness and performance.

Regulatory:	Insmed shall be solely responsible for communicating with the applicable regulatory authorities, including any adverse event reporting, recall notifications and safety updates. The Opt-In Party shall reasonably cooperate with Insmed regarding co-promotion activities so that Insmed can meet its regulatory obligations.

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EXHIBIT F

Joint Press Release

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Tercica Logo	INSM Logo

Investor & Media Contacts for Tercica and Insmed:

Litigation Settlement Reached between Tercica, Genentech and Insmed

Companies Partner through License and Development Agreement

Brisbane, California and Richmond, Virginia. – March 6, 2007 – Tercica, Inc., (Nasdaq: TRCA) and Insmed Incorporated (Nasdaq: INSM) today announced that Tercica, Insmed and Genentech, Inc. (NYSE: DNA) have entered a Settlement, License and Development Agreement that resolves all outstanding litigation between the companies, including the patent infringement suits brought by Tercica and Genentech against Insmed in the United States (N.D. Cal.) and United Kingdom, and the unfair business practices suit (E.D. Virginia). The key elements of this settlement are:

•

Insmed will no longer provide IPLEX to patients with severe Primary IGF-1 Deficiency and other short stature indications and will withdraw its IPLEX marketing authorization application for severe Primary IGF-1 Deficiency in the European Union

•

Through licensing and development rights granted by Tercica and Genentech, Insmed will have freedom to operate regarding the manufacture, development and commercialization of IPLEX for certain non short stature indications including severe insulin resistance, myotonic muscular dystrophy and HIV associated adipose redistribution syndrome (HARS), subject to opt-in rights and royalty provisions for Tercica and Genentech

•	Tercica and Genentech have waived the damages award by the jury in the U.S. patent infringement litigation.

In a joint statement, Dr. John A. Scarlett, Tercica’s President and Chief Executive Officer, and Dr. Geoffrey Allan, Insmed’s President, Chief Executive Officer and Chairman of the Board of Directors stated, “We are very pleased with our new licensing and development relationship. It allows Tercica to focus its efforts in the short stature market and allows Insmed, in cooperation with Tercica and Genentech, to focus its IPLEX development efforts in valuable non-short stature indications.”

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U.S./Canada IPLEX Sales for Tercica/Genentech Indications

As a consequence of the court’s finding that Tercica’s patents were infringed, Insmed will no longer be able to provide IPLEX in the U.S. for severe Primary IGF-1 Deficiency and the following indications: Primary IGF-1 Deficiency, Noonan’s Syndrome, Laron Syndrome, Growth Hormone Deficiency, and all other short stature indications; and Adult Growth Hormone Deficiency. These indications are collectively referred to as “the TRCA/Genentech Indications.” Insmed and Tercica will work closely together with pediatric endocrinologists to identify therapeutic alternatives for children currently receiving IPLEX, and where appropriate, to transition patients to Increlex.

IPLEX Worldwide License and Development Agreement

The parties will form a joint development (and subsequently, a joint commercialization) committee to guide the development and commercialization of IPLEX in non-Tercica/Genentech Indications. Tercica (along with Ipsen, for Ipsen’s Increlex territory) and Genentech will have the right to opt into Insmed’s development and commercialization of each non-Tercica/Genentech Indication up to 90 days after Insmed provides “Phase III-enabling” clinical data. Tercica will have the first right to opt into orphan indications, and Genentech will have the first right to opt into non-orphan indications. If Tercica does not opt into an orphan indication, Genentech will have the right to opt-in. Similarly, if Genentech does not opt into a non-orphan indication, Tercica will have the right to opt-in. In the case of an opt-in, Insmed will retain development control prior to approval, and Tercica or Genentech would gain commercial control after approval.

If the opt-in is exercised by Tercica, Insmed would be reimbursed 50% of its incurred development costs for the indication and further development costs would be shared 50:50. Upon subsequent commercialization, Insmed and Tercica will split profits 50:50 after accounting for relevant expenses including sales-based tiered royalties of 6%-15% to Genentech.

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If the opt-in is exercised by Genentech, Insmed would be reimbursed 50% of its incurred development costs for the indication. Subsequent development costs and profits will be split 50:50, but no royalty will be owed to Tercica.

If neither Tercica nor Genentech opts in, Insmed will pay a 4% royalty on all commercial sales of the approved drug to Genentech.

Worldwide pre-Approval IPLEX Sales

Outside the U.S. and Canada, Insmed will be permitted to continue to provide IPLEX to physicians through its Expanded Access Program for non Tercica/Genentech indications (excluding severe insulin resistance) and ALS in Italy. Any cost reimbursement obtained from this program would be subject to a tiered royalty of 4% to 15% shared between Tercica, Genentech and Ipsen.

The Settlement, License and Development Agreement is in effect until the later of 2018 or the expiration of any subsequent Tercica/Genentech issued patents that cover IPLEX or its indications.

About Tercica

Tercica is a biopharmaceutical company committed to improving endocrine health by partnering with the endocrine community to develop and commercialize new therapeutics for short stature and other metabolic disorders. For further information on Tercica, please visit www.tercica.com.

Tercica Safe Harbor Statement

Except for the historical statements contained herein, this press release contains forward-looking statements concerning prospects and results, including statements concerning a worldwide partnership with opt-in rights for Tercica on non-Tercica/Genentech Indications and settlement of all outstanding litigation between Tercica, Genentech and Insmed. Because Tercica’s forward-looking statements are subject to risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [***] DENOTES OMISSIONS.

forward-looking statements. These factors include, without limitation, the risk that none of the non-Tercica/Genentech Indications demonstrate clinically meaningful efficacy and safety, and the risks and uncertainties disclosed from time to time in reports filed by Tercica with the SEC, including most recently Tercica’s Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 3, 2006